APPENDIX B

                 ARTICLES OF LIMITED PARTNERSHIP
                        TABLE OF CONTENTS

   Article                                                              Page No.
   -------                                                              --------
ARTICLE 1 -- Certain Definitions ........................................  B-1
ARTICLE 2 -- Status and Business of Partnership..........................  B-6
ARTICLE 3 -- Contributions of the Partners...............................  B-8
ARTICLE 4 -- Allocation of Costs and Revenues; Distributions.............  B-9
ARTICLE 5 -- Tax Matters.................................................  B-13
ARTICLE 6 -- Right to Present Units for Purchase.........................  B-16
ARTICLE 7 -- Books of Account, Fiscal Year and Reports...................  B-18
ARTICLE 8 -- Rights and Obligations of the Unitholders...................  B-22
ARTICLE 9 -- Rights and Obligations of the General Partner...............  B-28
ARTICLE 10-- Representations and Warranties of the Partners and Power of
              Attorney...................................................  B-35
ARTICLE 11-- Dissolution, Liquidation and Termination of the Partnership.  B-38
ARTICLE 12-- Right of the General Partner to Conduct Similar Operations..  B-41
ARTICLE 13-- Amendments..................................................  B-41
ARTICLE 14-- Miscellaneous Provisions....................................  B-43

                     AMENDED ARTICLES OF LIMITED PARTNERSHIP
                                       OF
                        ENEX CONSOLIDATED PARTNERS, L.P.
                       (A New Jersey Limited Partnership)

         AMENDED ARTICLES OF LIMITED PARTNERSHIP ("Articles"), made by and among ENEX RESOURCES CORPORATION, a Delaware corporation ("Enex" or the "General Partner"), the "Original Limited Partner" (as hereinafter defined) and the "Limited Partners" (as hereinafter defined) amending and restating in its entirety the Certificate (as hereinafter defined) filed under the Act (as hereinafter defined) of ENEX CONSOLIDATED PARTNERS, L.P. (the "Partnership") in order, among other things, to admit to the Partnership as additional limited partners those certain persons whose names are set forth on Schedule A hereto (who are the "Limited Partners" referred to above); to reflect the withdrawal from the Partnership of the Original Limited Partner and the assignment of the Original Limited Partner's interest in the Partnership to Enex; and to reflect the fact that the Partnership has commenced operations.

                                    ARTICLE 1

                               Certain Definitions

Section 1.1.      Defined Terms:

         "Act" means The New Jersey Uniform Limited Partnership Law (1976).

         "Administrative Costs" means all customary and routine expenses incurred by the General Partner for the conduct of Partnership administration, including; legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

         With respect to the General Partner, "affiliate" means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the General Partner; (c) any Person directly or indirectly controlling, controlled by or under common control with the General Partner; (d) any officer, director or partner of the General Partner; and (e) if the General Partner is an officer, director or partner, any company for which the General Partner acts in such capacity. Notwithstanding the foregoing, for the purposes of Section 9.3 below, the term "affiliates" shall include only those persons performing services on behalf of the Partnership.

         "Affiliated limited partnership" means a limited partnership or other entity that is an affiliate of the General Partner.

         "Capital Account" means the separate capital account maintained for each Partner and Unitholder pursuant to Article 7.

         "Capital   Contributions"   means,   with  respect  to  a   Predecessor
Partnership, the total capital invested in such Predecessor Partnership by the general and limited partners thereof.

         "Certificate" refers to the Partnership's certificate of limited partnership filed with the Secretary of State of the State of New Jersey, as the same may be amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Consolidation" means the consolidation of the Predecessor Partnerships described in the Prospectus/Proxy Statement of the Partnership dated April 7, 1996.

         "Cost", when used with respect to Partnership property, means the cost of such property on the books of the entity owning it. With respect to property acquired from the General Partner or its affiliates (excluding affiliated limited partnerships when the interest of the General Partner is identical to or less than its interest in the Partnership), Cost includes (1) the sum of the prices paid by the General Partner or its affiliates to an unaffiliated person for such property, including bonuses; (2) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (3) a pro rata portion of the General Partner's or its affiliates' actual, necessary and reasonable expenses for seismic and geophysical services; (4) rentals and ad valorem taxes paid by the General Partner or its affiliates to the date of transfer, and income taxes incurred in connection with the transactions, if any;
(5) interest and points actually incurred on funds used by the General Partner or its affiliates to acquire or maintain such property; and (6) such portion of the reasonable, necessary and actual expenses for geological, geophysical, engineering, drafting, accounting, legal and other like services allocated to the property cost in accordance with generally accepted accounting principles and industry standards. Cost will not include expenses of the General Partner or its affiliates in connection with the past drilling of wells which, in the opinion of the General Partner, are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and will not include any expenses set forth in (4), (5) and (6) above incurred more than 36 months prior to the purchase of the property by the Partnership. When used with reference to services, Cost means the reasonable, necessary and actual expense incurred by the General Partner or its affiliates on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. When used with respect to property acquired from, or services provided by, a party other than the General Partner or its affiliates, the term "Cost" means the price paid for such property or services in an arm's length transaction.

         "Development well" refers to a well drilled as an additional well to the same reservoir as other producing wells on a lease, or drilled on an offset lease usually not more than one location away from a well producing from the same reservoir. "Development drilling" refers to the drilling of development wells.

         "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the General Partner or its affiliates. Direct Costs shall not include any cost otherwise classified as Administrative Costs, Operating Costs or property costs. Direct Costs may include the cost of services provided by the General Partner or its affiliates (other than the President of the General Partner) if such services are provided pursuant to written contracts and in compliance with Article 9 of this Agreement. Direct Costs will be billed directly to and paid by the Partnership to the extent practicable.

         A "farmout" is an agreement whereby the owner of a leasehold or working interest agrees to assign his interest in specific acreage to an assignee, retaining some interest such as an overriding royalty interest, an oil and gas payment, offsetting acreage or other type of interest, subject to the drilling of one or more specific wells or other performance by the assignee as a condition of the assignment.

         The "fiscal year" of the Partnership is the twelve month period ending December 31.

         "General Partner" refers to ENEX RESOURCES CORPORATION, a Delaware corporation, the sponsor of the Partnership, and any successor to it in that capacity. A "sponsor" is any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including the General Partner and any other person who regularly performs or selects the person who performs 25% or more of the exploratory, developmental or producing activities of the Partnership, or segment thereof. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, placement agents and underwriters whose only compensation is for professional services rendered in connection with the offering of Interests.

         "Horizon"  means  a zone  of a  particular  formation;  that  part of a
formation  of  sufficient   porosity  and  permeability  to  forma  a  petroleum
reservoir.

         "Independent Expert" means a Person with no material relationship to the General Partner who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the General Partner.

         A "lease" is a full or partial interest in an oil and gas lease, license, concession, or other right authorizing the owner to explore for and produce oil and gas, and any contractual right to acquire any of such interests.

         "Limited Partners" are Unitholders who have been admitted to the Partnership as limited partners in accordance with these Articles and the Act.

         Partnership "net revenues" refers to the excess of aggregate Partnership revenues, income and gains in any particular time period over the aggregate Operating Costs, Direct Costs and Administrative Costs and other
Partnership costs and expenses (including the repayment of Partnership borrowings, but excluding the costs of acquiring Partnership properties), in such time period.

         "Operating Costs" refers to expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident thereto or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations. Operating Costs include that portion of the Direct Costs and Administrative Costs which is allocable to the working interest in an oil and gas property.

         "Original Limited Partner" refers to the Person who, as a limited partner, executed the Partnership's Certificate as originally filed with the Secretary of State of the State of New Jersey.

         An "overriding royalty" is a royalty interest created from a lease which does not survive the termination of such lease.

     "Partners" refers to the General Partner and the Limited Partners, collectively.

         "Partnership" means Enex Consolidated Partners, L.P., the limited partnership formed pursuant to the Act and organized pursuant to these Articles.

         "Partnership property(ies)" includes all interests, properties and rights of any type owned by the Partnership and includes well machinery and equipment, gathering systems, storage facilities, pipelines, refining, processing and other downstream facilities, and any other equipment and property associated with the production, processing or marketing of oil and gas, other than oil, gas and other minerals produced by the Partnership. Interests in oil and gas properties may include working interests, production payments, royalties or overriding royalties and other non-working and non-operating interests.

     "Person" means any individual, partnership, corporation, trust or other entity.

         "Predecessor Partnership" means a limited partnership of which the General Partner was the general partner which dissolved and terminated following the transfer of its assets to the Partnership.

         "Producing property" is property producing oil and gas in commercial quantities or property with shut-in wells deemed capable by the General Partner of producing oil or gas in commercial quantities.

         A "production payment" is an interest which entitles the holder to receive a specified share of gross production of oil, gas or other minerals, or the proceeds from the sale of such share of production (which proceeds may, in some cases, be measured by a percentage of the net profits realized by the holder of the underlying working interest), free of the costs of production, having an expected economic life (at time of creation) of shorter duration than the economic life of one or more of the mineral properties burdened thereby.

         A "production purchase partnership" is any partnership whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a partnership may acquire any type of ownership interest in a producing property, including, but not limited to, working interests, royalties or production payments. A partnership which spends at least 90% of capital contributions and funds borrowed (excluding organization and offering costs) in the above-described activities is presumed to be a production purchase partnership.

         A "prospect" is an area covering lands which are believed by the General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the program is to a horizon containing proved reserves.

         "Proved reserves" are those quantities of crude oil, natural gas and natural gas liquids which upon analysis of geologic and engineering data appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Proved reserves includes both proved developed reserves, which can be expected, with little doubt, to be recovered from existing wells using existing equipment and operating methods and proved undeveloped reserves, which are reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units, which are virtually certain of production when drilled and, for other undrilled units, only where it can be demonstrated with certainty that there is continuity of production from existing productive formation. Proved developed reserves also includes two subcategories: proved developed producing reserves, which are expected to be produced from one or more existing completion zones now open for production in an existing well, and proved developed non-producing reserves, which exist behind the casing or at minor depths below the present depth of an existing well, which are expected to be produced through these wells in the predictable future, where the cost of making such oil and gas available for production is relatively small compared to the cost of a new well. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved. Under no circumstances will estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

         "Roll-up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. The term roll-up does not include: (a) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (1) voting rights; (2) the term of existence of the Partnership; (3) the General Partner's compensation; or (4) the Partnership's investment objectives.

         "Roll-up entity" means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

         A "royalty" or "royalty interest" is an interest entitling the holder to receive a share of gross production of oil, gas or other minerals, or the proceeds from the sale of such share of production (which proceeds may, in some cases, be measured by a percentage of the net profits realized by the holder of the underlying working interest), to be received free and clear of all costs of development, operation or maintenance, and having no control over drilling and production activities. The term "royalty" or "royalty interest" includes landowner's royalties and overriding royalties (including net profits royalties).

         "Sharing ratio" means, with respect to a Unitholder, the ratio between the number of Units owned by such Unitholder and the aggregate number of Units owned by all Unitholders of the Partnership as at the time of determination.

         "Units" are limited partnership interests in the Partnership, to each of which is allocable a share of the profits and losses of the Partnership and the right to receive distributions of the Partnership's assets.

         "Unitholders" refers to Persons who hold Units.

         "Undeveloped leasehold interests" refers to all interests in oil, gas and other mineral leases except those portions of such leases included within the governmentally designated spacing or conservation unit in which a producing well is located; or, if no spacing unit has been designated, in the case of a producing oil well, within the regularly surveyed quarter-quarter section (40 acres) or substantially equivalent lots or tracts in which it is located; or, in the case of a producing gas well, within the regularly surveyed quarter section (160 acres) or substantially equivalent lots or tracts in which it is located.

         A "working interest" is the operating interest under an oil and gas lease or unleased mineral interest the owner of which has the right to explore for, develop and produce oil and gas from and to operate the properties subject to such interest and to receive his pro rata share of the oil, gas and minerals produced from such properties or the proceeds from the sale thereof, and the obligation to pay his pro rata share of all costs, including costs of development, operation and maintenance associated therewith.

Section 1.2       Cross-References

         References in these Articles to particular Paragraphs, Sections and Articles are, except as otherwise expressly indicated therein, references to paragraphs, sections and articles of these Articles.

                                    ARTICLE 2

                       Status and Business of Partnership

Section 2.1.      Status

         The parties to these Articles intend hereby to be members of a limited partnership pursuant to the Act. The General Partner shall not be required to deliver or mail a copy of the Certificate or any amendment thereto to any Unitholder.

Section 2.2.      Partnership Name and Title to Properties

         The name of the Partnership shall be the name set forth above. However, the business of the Partnership may be conducted under any name deemed necessary or desirable by the General Partner. Title to Partnership properties will be held in the name of the Partnership or in the name of a special nominee entity organized for the sole purpose of holding record title to oil and gas properties. The nominee entity will engage in no other business and incur no other liabilities. If properties are held in the name of a special nominee, either a ruling from the Internal Revenue Service or an opinion of qualified tax counsel shall be obtained to the effect that such arrangement shall not change the ownership status of the Partnership for federal income tax purposes.

Section 2.3.      Purposes and Business

         (a) The purposes and business of the Partnership shall be to accept the assets and liabilities of the Predecessor Partnerships and to acquire, own, hold, operate, develop and sell and exchange oil, gas and other mineral properties and direct and indirect interests therein of all kinds; to process, refine, transport and sell and market oil, gas and other minerals and the products thereof; to purchase, lease, own, hold, operate, sell and exchange all equipment, machinery, facilities, systems and plants appropriate for such purposes; and to engage in or perform any and all other acts or activities customary in connection with or incident, related or similar to the foregoing, including, without limitation, the drilling of development wells or the reworking, recompleting, deepening or sidetracking of existing wells on producing properties. The Partnership may not engage in exploratory drilling activities but may drill replacement, secondary or tertiary recovery, acceleration or other similar wells and may engage in development drilling projects as well. To the extent not specifically set forth in this Section 2.3, the purposes and business of the Partnership shall also include all of the rights and powers of the Partnership and the General Partner described in these Articles.

         (b) Partnership revenues from the sale of oil and gas (except as may be required by Paragraph (d) of this Section 2.3) may not be used for producing property acquisitions. Partnership revenues may, however, be mortgaged, encumbered or assigned to secure payment of loans used to purchase property interests and may be applied to pay such loans. Partnership revenues may also be applied to the purchase of Units of Limited Partners under certain circumstances, as provided in Paragraph (d) of this Section 2.3. Proceeds from the sale or disposition of producing oil and gas properties shall not be used for subsequent producing property acquisitions unless property is sold for the purpose of providing funds to acquire other properties and, prior to the closing for the sale of such property, the General Partner has earmarked the property to be sold for such purpose. Partnership revenues may be used for all other proper Partnership purposes.

         (c) Additional producing properties will be purchased only if the property is located on the same geological feature as other properties acquired by the Partnership and only if acquisition of the additional property is necessary to protect or enhance the Partnership's holdings.

         (d) The Partnership may purchase a portion of the General Partner's interest in the Partnership under the circumstances described in Paragraph (d) of Section 11.1.

         (e) The Partnership generally will conduct its business in the United States but may conduct business in any other country.

Section 2.4.      Offices

         (a) The registered office of the Partnership shall be at Enex Resources Corporation, c/o Satterlee Stephens Burke & Burke, 47 Maple Street, Summit, New Jersey 07901, or at such other place within the State of New Jersey as the General Partner may choose from time to time upon written notice of such change to the Unitholders. The registered agent of the Partnership is Enex Resources Corporation, which maintains a business office at the same address as the registered office. The Partnership may maintain other offices at places deemed advisable by the General Partner.

         (b) The principal office of the Partnership shall be at the executive office of the General Partner at 800 Rockmead Drive, Three Kingwood Place, Suite 200, Kingwood, Texas 77339 or at such other place within or without the States of New Jersey, Delaware and Texas as the General Partner may choose from time to time upon written notice of such change to the Unitholders.

Section 2.5.      Term

         The Partnership term commenced on the date of the original filing of the Partnership's Certificate. The Partnership shall continue, unless sooner terminated, for so long as the Partnership holds any property, but in no event beyond December 31, 2015.

Section 2.6.      Certification

         The parties to these Articles shall from time to time execute or cause to be executed all certificates and other documents and do or cause to be done all such filing, recording, publishing and other acts as may be deemed necessary or appropriate by the General Partner in order to comply with the requirements of law for the formation and operation of a limited partnership in New Jersey and for the operation of a limited partnership in all other jurisdictions where the Partnership shall conduct business.

                                    ARTICLE 3

                          Contributions of the Partners

Section 3.1.      General Partner

         (a) The General Partner's contribution to the capital of the Partnership, as general partner, shall consist of its share, as general partner, of the assets net of liabilities transferred to the Partnership by each Predecessor Partnership. The General Partner will make cash contributions to the capital of the Partnership from time to time to the extent necessary to enable the Partnership to pay those Partnership costs chargeable to the account of the General Partner as provided in these Articles. The direct payment by the General Partner of a cost chargeable to its account shall be deemed to be a contribution to the capital of the Partnership.

         (b) The General Partner also may purchase Units pursuant to Article 6. The General Partner will participate to the extent of its purchase of such Units in the same manner as if the General Partner were a Substituted Limited Partner (as described in Section 8.5) holding such Units.

         (c) The General Partner shall make additional Capital Contributions as required so that its Capital Account balance shall, at all times during the term of the Partnership, equal the lesser of one (1) percent of total positive Capital Account balances of the Partnership or $500,000. To the extent that any such additional capital contributions are required, the General Partner shall receive Units in consideration therefor.

Section 3.2.      Unitholders

         A Unitholder's contribution to the capital of the Partnership (including the General Partner's contribution as a Unitholder) shall consist of his share, as a limited partner or the holder of a limited partnership interest, of the assets net of liabilities transferred to the Partnership by the Predecessor Partnership of which he was a limited partner or the holder of a limited partnership interest and the amount of any liabilities of a Predecessor Partnership contributed to the Partnership in exchange for Units.

Section 3.3.      Partnership Capital

         (a) No Partner or Unitholder shall be entitled to be paid interest on any capital contributed to the Partnership or to withdraw his contribution, or to receive any return of any portion of his contribution, except as otherwise provided in these Articles.

         (b) All contributions to the capital of the Partnership may be used for all the purposes of the Partnership and as otherwise provided in these Articles.

Section 3.4.      Liability of Partners; Loans

         (a) The liability of the Unitholders shall be limited as set forth in the Act and no Unitholder shall be required to make any contribution to the capital of the Partnership except his contribution as set forth in the Partnership's Certificate.

         (b) Nothing in these Articles shall prevent a Unitholder from making any loan to the Partnership by agreement with the Partnership; provided, however, that no Unitholder shall receive or hold as collateral security any Partnership property.

Section 3.5.      Status of Non-Limited Partner Unitholders

         (a) Unitholders who are not Limited Partners shall have the status of assignees of limited partnership interests under the Act.

         (b) Except as otherwise provided in Section 8.5 with respect to the transfer of Units, the General Partner shall be the Limited Partner of record with respect to all Units held by Unitholders who are not admitted to the Partnership as Limited Partners; provided, however, that any voting rights to which such Unitholders would be entitled were they Limited Partners will be exercised by the General Partner in proportion to the votes cast by Limited Partners.

         (c) A Unitholder who is not a Limited Partner may request admission to the Partnership as a Limited Partner at any time; and upon such Unitholder's (i) satisfaction of the obligation to make the representations, warranties and covenants contained in Section 10.1 and (ii) execution and delivery of the power of attorney contained in Section 10.3, he shall be so admitted to the Partnership by the General Partner.

                                    ARTICLE 4

                 Allocation of Costs and Revenues; Distributions

Section 4.1.      Allocation Among Unitholders

         The Unitholders (which term includes, for all purposes under this Article 4, the General Partner with respect to Units owned by it) shall share the Partnership's revenues, gains, costs, expenses, losses and other charges and liabilities allocated to them pursuant to the subsequent sections of this
Article 4 pro rata in accordance with their respective sharing ratios.

Section 4.2. Allocation of Costs and Revenues Between Unitholders and General Partner

         (a) Except as otherwise provided in subsequent sections of this Article 4, all Partnership costs (including, without limitation, Direct Costs, Administrative Costs, the costs of planning and developing the Consolidation and presenting it to the equity owners of the Predecessor Partnerships, as well as the costs of organizing the Partnership and the costs of the consolidation itself) and revenues shall be allocated 3.03% to the General Partner and 96.97% to the Unitholders.

         (b) The General Partner will be entitled to reimbursement from the Partnership for the Unitholders' allocable portion of all costs and expenses incurred in connection with the Partnership's business and paid by the General Partner, and for the Unitholders' allocable portion of all Direct Costs and Administrative Costs; provided, however, that reimbursement of Administrative Costs shall be limited to an annual maximum reimbursable amount equal to 2% of aggregate Capital Contributions to the Predecessor Partnerships; and provided further, that reimbursement as Direct Costs of salaries of executive officers of the General Partner for professional services shall be limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Predecessor Partnerships.

         (c) Anything to the contrary in these Articles notwithstanding, with the exception of Paragraph (c) of Section 4.3, the General Partner may reduce its revenue interest and correspondingly increase the revenue interest of the Limited Partners if required by law in order for the General Partner or its affiliates to participate in transactions with the Partnership or its Limited Partners or for the Partnership to participate in transactions with affiliates of the General Partner or their limited partners.

Section 4.3.      Special Allocations

         The following special allocations shall be made in the following order:

         (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, and notwithstanding any other provision of this Article 4, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This
Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-1(f) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Partner Minimum Gain  Chargeback.  Except as otherwise  provided in
Section 1.704-1(I)(4) of the Treasury Regulations, and notwithstanding any other provision of this Article 4, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(I)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(I)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(I)(4) and 1.704-2(j)(2) of the Treasury Regulations. This
Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(I)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (c) Qualified Income Offset. In the event that any Unitholder unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii(d)(4), (5), or (6), which would cause the negative balance in such Unitholder's Capital Account to exceed the sum of (i) his obligation to restore a Capital Account deficit upon liquidation of the Partnership, plus (ii) his distributive share of Minimum Gain, items of Partnership income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such excess negative balance in his Capital Account as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made only if and only to the extent that such Unitholder would have a negative balance in his Capital Account after all allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in these Articles. This Section 4.3(c) is intended to comply with the alternative test for economic effect in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         (d) Gross Income Allocation. In the event any Unitholder has a deficit Capital Account at the end of any fiscal year that is in excess of the sum of
(i) the amount such Unitholder is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Unitholder is deemed to be obligated to restore pursuant to the Sections 1.704-2(g)(1) and 1.704-2(I)(5) of the Treasury Regulations, such Unitholder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this section 4.3(d) shall be made only if and to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been tentatively made as if Section 4.3(c) hereof and this section 4.3(d) were not in these Articles.

         (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be allocated pursuant to Sections 4.1 and 4.2.

         (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(I)(1).

         For the purposes of this Section 4.3 and Section 4.4 the term Partner shall include Unitholders to the extent necessary for allocations to comply with the Treasury Regulations.

Section 4.4.      Curative Allocations

          The allocations set forth in Sections 4.3(a), 4.3(b), 4.3(c), 4.3(d), 4.3(e), and 4.3(f) and hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this
Section 4.4. Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of these Articles and all Partnership items were allocated pursuant to Sections 4.1 and 4.2 hereof. In exercising its discretion under this Section 4.4, the General Partner shall take into account future Regulatory Allocations under Sections 4.3(a) and 4.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.3(e) and 4.3(f).

Section 4.5.      Repayment of Partnership Borrowings

         Anything to the contrary in these Articles notwithstanding, the repayment of Partnership borrowings (exclusive of interest) assumed by the Partnership upon the acceptance of the assets and liabilities of the Predecessor Partnerships and Partnership borrowings (exclusive of interest) the proceeds of which are used to acquire either producing properties or Units, shall be made out of the Unitholders' share of net revenues as set forth in this Article 4.

Section 4.6.      Proceeds from the Sale of Property

         In the event any Partnership property is sold or exchanged other than in a transaction described in Section 4.8, then the net proceeds of such sale or exchange (with net proceeds meaning gross proceeds less selling expenses and other costs associated with such transaction, if any) shall first be tentatively allocated to the Unitholders and the General Partner as if such net proceeds were revenues allocated pursuant to Section 4.2 (the amount so allocated to the General Partner being referred to in this Section 4.6 as its "tentative allocation"). Such net proceeds shall then be allocated as follows:

                  (i) The Unitholders shall be credited with such portion of the net proceeds as equals the amount at which the property sold or exchanged is carried on the books of the Partnership if it was purchased by the Partnership or, if contributed to the Partnership, its adjusted basis at the time of contribution, less accumulated cost recovery deductions with respect thereto, in proportion to their interests in such amount. (For purposes of this paragraph, the Unitholders' interests in such amount shall correspond to their respective shares of the cost or adjusted basis of such property as reflected on the Partnership's books, less the cost recovery deductions attributable to such property charged to their respective capital accounts.)

                  (ii) The General Partner shall then be allocated such portion of any remaining net proceeds as equals the sum of the General Partner's tentative allocation and an amount equal to the excess of the sum of the General Partner's tentative allocations of the proceeds of all sales or exchanges of Partnership property over the sum of the General Partner's actual shares of the proceeds of such sales or exchanges.

                  (iii) Any net proceeds then remaining shall be allocated to the Unitholders.

Section 4.7.      Reinvestment in Properties

         Notwithstanding the provisions of Section 4.6, if property is sold for the purpose of providing funds to acquire other properties and, prior to the closing for the sale of such property, the General Partner has earmarked the property to be sold for such purpose, then the gain resulting from the sale of such property (i.e., the amounts that would otherwise be allocated pursuant to Subparagraphs (ii) and (iii) of Section 4.6) shall be allocated to the Unitholders.

Section 4.8.      Adjustments

         (a) If a transferee of Units is permitted to exchange such Units for a pro rata share of Partnership net assets pursuant to Section 8.8, the General Partner's and Unitholders' shares of costs and revenues shall be correspondingly adjusted so that their sum shall equal 100%, to take into account the share of such costs and revenues attributable to the distributed Partnership assets.

         (b) If the Partnership purchases Units pursuant to Article 6 and the General Partner determines that the Partnership should cancel such Units, the General Partner's and Unitholders' shares of costs and revenues shall be correspondingly adjusted so that their sum shall equal 100%, to take into account the share of costs and revenues attributable to the canceled Units.

         (c) If at any time it is determined that the allocation provisions set forth in this Article 4 do not result in the General Partner being allocated at least 1% of each material item of Partnership income, gain, loss, deduction or credit, then this paragraph shall become operative and cause the General Partner to be allocated so much more of each of those items as will cause it to be allocated at all times 1% of each such material item of Partnership income, gain, loss, deduction or credit. To the extent that additional cost items are allocated to the General Partner pursuant to the preceding sentence, it will contribute to the Partnership sufficient additional funds as are necessary to pay the additionally allocated items; provided, however, that any special allocations made pursuant to this paragraph shall be offset by future allocations so as to place the General Partner in the same position as if no special allocations had been made pursuant to this paragraph, and any funds contributed by the General Partner to fund cost items allocated to it shall be distributed at such time as the offsetting income allocation is made to the General Partner.

Section 4.9.      Distributions

         (a) Not less often than quarterly, the General Partner will review the Partnership's accounts to determine whether cash distributions are appropriate. The Partnership will distribute such cash funds as the General Partner deems unnecessary to retain in the Partnership to the Unitholders in their sharing ratios. Cash distributions from the Partnership to the General Partner shall be made only out of funds properly allocated to its account.

         (b) Anything to the contrary in these Articles notwithstanding, if withholding of tax is required with regard to any income attributable to some Partners or Unitholders and not to others, then distributions of such income to the Partners or Unitholders will be made to take the difference into account. In addition, appropriate adjustments shall be made to the Partners' or Unitholders' capital accounts if and to the extent required to give effect to the foregoing.

                                    ARTICLE 5

                                   Tax Matters

Section 5.1.      Tax Accounting and Allocations

         (a) With respect to the allocations set forth in Article 4, to the extent permitted by law and except as provided below, (i) all income and gains shall be allocated to the Partners (which term, for the purposes of this Article 5, includes the General Partner and the Unitholders) to whom the revenues resulting in the realization of such income and gains are allocated, (ii) all losses shall be allocated to the Partners in the same proportion as the losses are actually borne by such Partners, (iii) all deductions and credits shall be allocated to the Partners charged with the expenditure giving rise to such deductions or credits, and (iv) all items of tax preference for federal alternative minimum tax purposes shall be allocated to the Partners credited with the revenues resulting in the realization of the income, gains or losses giving rise to such items of tax preference or charged with the expenditure giving rise to the deductions or credits to which such items of tax preference are attributable. To the extent permitted by law, each Partner shall be entitled to his distributive share of Partnership income, gain, loss, deduction or credit, or items of tax preference, in computing his taxable income or tax liability, to the exclusion of any other Partner.

         (b) Anything to the contrary in these Articles notwithstanding, but except as provided in Paragraph (c) of this Section 5.1, to the extent permitted by law, the adjusted basis of each Partnership oil and gas property (as defined in Section 614 of the Code) shall be allocated among the Partners in the same proportion as such Partners contributed to the cost of each such oil and gas property. Each Partner shall separately report and keep records of its share (determined under Section 4.2) of the adjusted basis of, depletion with respect to, and gains (including recapture) or losses from the disposition of, each Partnership oil and gas property, with appropriate adjustments thereto for depletion taken by such Partner; expenditures made which increase the basis of any Partnership oil and gas property shall be allocated to the Partners in proportion to their contributions to such expenditures. Such records shall be furnished to the Partnership upon request.

         (c) Anything to the contrary in these Articles notwithstanding, in the case of property contributed to the Partnership by any Partner pursuant to
Article 3, income, gain, losses and deductions will be allocated among the Partners so as to take into account, pursuant to Section 704(c) of the Code, the variation between the fair market value and adjusted basis of property at the time of its contribution to the Partnership. In the event that Capital Accounts are revalued pursuant to Article 7 to reflect the admission of a new Partner or withdrawal of a Partner, subsequent allocations of Partnership income, gain, loss, and deduction with respect to Partnership assets reflected in the Capital Accounts shall take into account any variation between the adjusted basis of such assets and the fair market value of such assets at the date such revaluation occurred. Allocations made pursuant to this paragraph shall be in accordance with Section 1.704-3 of the Treasury Regulations and the General Partner shall be authorized to make curative or remedial allocations, as provided in the Treasury Regulations, as necessary to cause such allocations to comply with Section 1.704-3. Adjusted basis of properties contributed to the Partnership that are subject to depletion shall be allocated among the Partners in accordance with Sections 1.613A-3(e), 1.704- 1(b)(4)(v), and 1.704-3 to take into account the difference between the adjusted basis of the contributed property and its fair market value on the date of contribution. Similar allocations shall be made in the event that Capital Accounts are revalued pursuant to Article 7.

         (d) In the event of a sale or assignment of Units (other than by reason of a Unitholder's death), except to the extent that pursuant to a valid Treasury Department Regulation a different method is required, the income, gains, losses, deductions and credits of the Partnership for the fiscal year in which such sale or assignment is recognized as provided in Section 8.2 shall be allocated pro-rata between the assignor and assignee of such Units based on the periods of time during such fiscal year that such Units were owned by each, without regard to the periods during such fiscal year in which such income, losses, deductions and credits of the Partnership were actually realized; provided, however, that with respect to certain "cash basis items", including, for this purpose, Partnership items of interest, taxes, payments for services, payments for the use of property, and any other items designated as "cash basis items" under
Section 706 of the Code and the regulations promulgated thereunder, such items shall be assigned to the appropriate period to which they are attributable and by allocating such assigned portion based upon the interest owned by a Unitholder during each such period.

         (e) For the purposes of computing the Partners' capital accounts, all cost recovery deductions taken into account for purposes of computing Partnership income or loss shall be allocated to the Unitholders. For this purpose, cost recovery deductions include the Partnership's deductions for cost depletion, percentage depletion to the extent of the cost basis of the property, depreciation, amortization and the like. Cost recovery deductions do not include that portion of the cost of Partnership property that is taken into account in computing gain or loss from sales or exchanges.

Section 5.2.      Compensation Income

         The parties hereby acknowledge and agree that each Partner's interest in the profits and losses of the Partnership is attributable solely to each
Partner's contributions to the capital of the Predecessor Partnerships, including, with respect to the General Partner, but without limitation, its personal liability with respect to certain liabilities of the Predecessor Partnerships. In the event, however, that any of the Partners is determined for income tax purposes to have received all or any part of its interest in the profits and losses of the Partnership (as distinguished from its interest in the capital of the Partnership) as compensation for services, and, as a result of such determination, is required to recognize compensation income for federal and/or state income tax purposes with respect to such interest in the Partnership, then, anything to the contrary in these Articles notwithstanding, any corresponding federal and/or state income tax benefit inuring to the Partnership as a result of such determination, whether in the form of a deduction for compensation paid, a deduction for depreciation or amortization of any of its assets, or otherwise, shall be allocated for income tax purposes solely to the Partners required to recognize such compensation income in an amount which bears the same ratio to any such income tax benefit as the amount of such compensation income required to be recognized by such Partners bears to the total amount of such compensation income required to be recognized by all of such Partners.

Section 5.3.      Tax Elections

         (a) The General Partner shall on the first federal income tax information return filed on behalf of the Partnership make a proper election to treat as an expense all intangible drilling and development costs in accordance with the option granted by Section 263(c) of the Code and, in its discretion, make any necessary election to treat as an expense any other amounts that may be so treated under applicable provisions of the Code and the regulations promulgated thereunder.

     (b) The General Partner will make the election at the time and in the manner set forth under Treas. Reg. ss. 1.704-1(b)(2)(iv)(k)(2) to compute simulated depletion on a property-by-property basis under the cost or percentage method.

         (c) No election shall be made by the Partnership, the General Partner or any Unitholder to be excluded from the application of the provisions of Subchapter K of the Code, or from any similar provision of state or local income tax laws.

         (d) Upon the transfer of all or part of a Unitholder's interest, the death of an individual Unitholder, or the distribution of any Partnership property to any party to these Articles, the Partnership, at the General Partner's option, may make any available election to cause the basis of the Partnership properties to be adjusted for federal income tax purposes as provided by Sections 734, 743 and 754, respectively, of the Code; similar elections under provisions of state and local income tax laws may be made at the General Partner's option.

Section 5.4.      Administrative Matters

         (a) Federal, state and local income (and other) tax returns shall be prepared and filed by the General Partner covering operations reportable by the Partnership. The General Partner shall use its best efforts in the preparation and filing of such tax returns, in the manner that the General Partner believes will be most advantageous to individual taxpayers who are not "dealers" in oil and gas properties for federal income tax purposes. The General Partner shall also cause to be prepared and distributed to all the Unitholders a Schedule K-1, including such reports or computations necessary to compute depletion deductions and gains and losses from dispositions of Partnership properties in respect of each Unitholder.

         (b) The General Partner shall be the tax matters partner of the Partnership (within the meaning of Section 6231(a)(7) of the Code) empowered to resolve the appropriate tax treatment of Partnership items of income, deduction or credit and to serve as the primary liaison between the Internal Revenue Service and the Partnership and its Unitholders.

         (c) In the event the Partnership is required to register as a "tax shelter" under Section 6111 of the Code, the General Partner will complete and file the appropriate registration documents with the Internal Revenue Service. In addition, the General Partner will maintain a list of investors in accordance with Section 6112 of the Code, and the regulations promulgated thereunder, and shall be the person designated by the Partners to maintain a master list, including the identity of Unitholder-transferees, as reported to the General Partner by Unitholder-transferors.

                                    ARTICLE 6

                       Right to Present Units for Purchase

Section 6.1.      Right of Presentment

         Unless the Units are listed on a stock exchange or included for quotation on NASDAQ or a trading market for the Units otherwise develops, within 90 days after the completion of the Consolidation and within 120 days after the end of each calendar year thereafter, the General Partner will evaluate Units as of the preceding December 31 and mail a notice setting forth a purchase price for the Units, determined in the manner set forth in Section 6.3, to each Limited Partner who has, since the previous January 1st, notified the General Partner of a desire to present his Units to the General Partner for purchase provided, however, that the initial mailing will be sent to all Limited Partners. Each such notice from the General Partner will include a summary of the reports of the Independent Experts referred to in Section 6.3, the asset and liability items considered in determining the purchase price and an explanation of how the purchase price was calculated, and will include a form of assignment of Units to be presented for purchase. If, for any reason, less than all Units presented at any one time are to be purchased, the Units to be purchased will be selected by lot. Unitholders who are not Limited Partners will not have the right to present their Units to the General Partner pursuant to this Article 6.

Section 6.2.      Manner of Exercise; Rescission

         Limited Partners desiring to present their Units for purchase must so elect by returning the form of assignment, duly executed and completed, by mail, postage prepaid, to the General Partner within thirty (30) days after the notification of the purchase price has been mailed by the General Partner. As a general rule, the General Partner will not purchase less than all of a Limited Partner's Units, but the General Partner may waive this requirement in its sole discretion. The effective date of a sale of presented Units shall be the date upon which the General Partner mails the purchase price to the presenting Limited Partner, which shall be no later than sixty (60) days after the receipt by the General Partner of such Limited Partner's duly completed and executed form of assignment. No purchase will be considered effective until after a cash payment has been made to the Limited Partner presenting the Units for purchase. A presenting Limited Partner may rescind the sale of his Units by giving written notice to the General Partner within 15 days after mailing of his form of assignment.

Section 6.3.      Determination of Purchase Price

         (a) The purchase price for Units presented for purchase pursuant to this Article 6 will be based upon the presenting Limited Partner's indirect interest in a share of the net assets and liabilities of the Partnership, calculated as of the preceding December 31 (the "Determination Date"), which will include the sum of the following items:

                  (i) an amount based on the discounted present worth of future net revenues from the Partnership's proved developed reserves and proved undeveloped reserves, as determined in accordance with Paragraph
         (b) of this Section 6.3;

                  (ii)     cash on hand;

                  (iii) prepaid expenses and accounts receivable (discounted, if appropriate), less a reasonable amount for doubtful accounts; and

                  (iv) the estimated market value of all assets not separately specified above, determined in accordance with standard industry valuation procedures.

There will be deducted from the foregoing sum an amount equal to all debts, obligations and other liabilities, including accrued expenses, of the Partnership, attributable to the capital accounts of the Unitholders and any distributions to Unitholders between the Determination Date and the date of the calculation; provided, however, that if any cash distributed was derived from the sale of oil and gas production or a producing property subsequent to the determination date, such distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the value of the Partnership's proved reserves as set forth in Paragraph (b) of this Section 6.3.

         (b) The Partnership will engage an Independent Expert selected by the General Partner to estimate the future net revenues attributable to the Partnership's interest in proved developed reserves and proved undeveloped reserves. In making this estimate, the Independent Expert may employ price and cost data and assumptions furnished by the General Partner. Costs will include "windfall" or excess profits taxes, if any. Such independently prepared estimate will evaluate those Partnership properties generating substantially all of the Partnership's aggregate revenues. Engineers on the General Partner's staff will estimate such future net revenues from the balance of the Partnership's properties employing the same parameters as are employed by the Independent Expert. The amount attributable to Partnership reserves will be deemed to be 70% of such estimated future net revenues in the case of proved developed producing reserves and, in the case of all other proved reserves, their "appraised value". With respect to such other proved reserves, a discount for risk as the Independent Expert shall reasonably determine, after taking into account the nature and quality of such oil and gas interests and as reviewed and approved by the General Partner, will be applied to the Partnership's proved developed non-producing reserves and proved undeveloped reserves in arriving at "appraised value". The amount so determined based upon the last report of the Independent Expert will be adjusted by the General Partner for estimated changes therein from the Determination Date to the date of the calculation of the purchase price, (a) by reason of production, sales of or additions to reserves and lease and well equipment, the sale or abandonment of leases and similar matters occurring after the Determination Date, and (b) by reason of any of the following occurring prior to the date of the calculation: changes in well performance, increases or decreases in the market price of oil or gas, revision of regulations relating to oil imports, changes in income, ad valorem and other tax laws (e.g., material variations in the provisions for depletion or minimum tax payments) and similar matters. The share of the amount attributable to Partnership future net revenues allocable to a particular Unitholder's Units will then be determined, taking into account the changes in the allocation of Partnership costs and revenues described in Article 4. The result will then be discounted to present worth using an interest rate not in excess of 1% over the then prime interest rate announced by Texas Commerce Bank of Houston, Houston, Texas to its most preferred commercial customers. If, at the time of determination, the prevailing prime rate of Texas Commerce Bank of Houston is 14% or more, the valuation shall, for comparative purposes only, state the amount that would have been the purchase price if it had been computed using a 10% annual discount rate.

Section 6.4.      Other Purchasers

         The General  Partner's  obligation to purchase  Units  pursuant to this
Article 6 may be discharged by payment of the purchase price to a presenting Limited Partner by an affiliate of the General Partner or by a broker-dealer or other person selected by the General Partner. The Units of the presenting Limited Partner will be transferred to the party who pays for them. Only the General Partner, however, is obligated to purchase Units presented by Limited Partners pursuant to this Article 6.

Section 6.5.      Legal Restrictions

         Notwithstanding anything to the contrary set forth in this Article 6, in the event the General Partner's obligation to purchase Units from Limited Partners is found to violate any existing or future laws or legislation or to jeopardize the classification of the Partnership under federal tax laws, such obligation shall be eliminated to the extent inconsistent therewith.

                                    ARTICLE 7

                          Books of Account and Reports

Section 7.1.      Capital Accounts

         (a) The Partnership shall maintain accounts on the accrual basis of accounting, which method shall also be adopted for federal income tax purposes. The Partnership shall maintain a separate Capital Account for each Partner (which term, for the purposes of this Section 7.1, includes the General Partner and the Unitholders). The amount credited to the Capital Account of each Partner at the inception of the Partnership shall be an amount equal to the fair market value of the assets net of liabilities contributed by such Partner pursuant to Sections 3.1 and 3.2. The Capital Account of each Partner shall also be credited with the fair market value of any other contributions to Partnership capital and his distributive share of Partnership income (including income exempt from tax) and gains (or items thereof), and shall be charged with (a) his distributive share of Partnership losses and deductions (or items thereof), (b) allocations to him of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, and (c) the amount of any cash or the fair market value of any property (net of any liabilities assumed by such Partner or to which such distributed property is subject) distributed to him. Partnership Capital Accounts shall be maintained in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations and the provisions of this Section shall be interpreted in accordance therewith. A Partner's distributive share shall be determined in accordance with Section 702 of the Code and Article 5, except as provided below.

         (b) For purposes of computing the Partners' Capital Accounts, simulated depletion deductions, simulated gains, and simulated losses (as such terms are defined in Section 1.704 - 1(b)(2)(iv)(k)(2) of the Treasury Regulations) shall be allocated among the Partners as they (or their predecessors in interest) were allocated the basis of Partnership oil and gas properties pursuant to Code
Section 613A(c)(7)(D), the Treasury Regulations thereunder, and Section 1.704-1(b)(4)(v) of the Regulations. In accordance with Code Section
613(A)(c)(7)(D)   and  the   Treasury   Regulations   thereunder   and   Section
1.704-1(b)(4)(v) of the Regulations, the adjusted basis for all oil and gas properties shall be shared by the Partners in the same proportions as they share Partnership income pursuant to Article 4.

         (c) If an adjustment is made in a Partner's distributive share of Partnership income, gain, loss, or deduction (or any items thereof), and such adjustment is reflected in an amended return filed by the Partnership or is reflected in an agreement between the Internal Revenue Service and the Partnership, then the capital account of each Partner shall be recomputed to reflect such adjustment. Capital accounts shall be adjusted in accordance with Treas. Reg. ss. 1.704-1(b)(2)(iv)(m) to reflect any adjustment to the basis of Partnership property attributable to an election made pursuant to Sections 743 and 754 of the Code.

         (d) The General Partner shall have the authority to make appropriate adjustments to the capital accounts as necessary to reflect any changes to the Partners' capital accounts occurring pursuant to the provisions of these Articles.

         (e) Upon the sale or other disposition of an interest in the Partnership, the capital account of the transferor Partner which is attributable to such interest shall carry over to the transferee of such interest; provided that if a sale or other disposition of an interest in the Partnership causes a termination of the Partnership within the meaning of Section 708(b)(1)(B) of the Code, the capital accounts of the Partners shall govern the constructive liquidation of the Partnership pursuant to Treas. Reg. ss. 1.708- 1(b)(1)(iv) and upon the constructive reformation of the Partnership the capital account balance of each Partner shall be redetermined in accordance with this Section 7.1.

         (f) The books and records of the Partnership shall include such other separate and additional accounts for each Partner as shall be necessary to reflect accurately the rights and interests of the respective Partners and shall specifically indicate the name and address of each Partner and the amount of Units held by him.

Section 7.2.      Books of Account and Annual Financial Reports

         The General Partner shall maintain adequate books and records of account which shall reflect all Partnership transactions and be appropriate and adequate to record truly and fully all information regarding the state of the Partnership's business and financial condition. After commencement of the Partnership's operations, the books of the Partnership will be audited annually by such firm of independent certified public accountants as the General Partner shall designate. Within 120 days after the close of the Partnership's fiscal year, the General Partner shall furnish each Unitholder such financial statements as are considered necessary or advisable by the General Partner to advise all Unitholders about their investment in the Partnership. The annual reports shall contain such financial information prepared in accordance with generally accepted accounting principles as may be required from time to time by the United States Securities and Exchange Commission, including in the following:

         (a) Financial statements, including a balance sheet and statements of operations, partners' capital and cash flows prepared in accordance with generally accepted accounting principals and accompanied by a report of an independent certified public accountant stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion such financial statements present fairly, in all material respects, the financial position, results of operations, capital and cash flows in conformity with generally accepted accounting principals;

         (b) a summary itemization, by type and/or classification of the total fees and compensation, including any administrative cost reimbursements and operating fees, paid by the Partnership, or indirectly on behalf of the Partnership, or indirectly on behalf of the Partnership, to the General Partner and affiliates of the General Partner, together with the accountant's attestation referred to in Section 7.3;

         (c) a description of each property in which the Partnership owns an interest, including the cost, location, number of acres under lease and the interest owned therein by the Partnership, except succeeding reports need contain only material changes, if any, regarding such property;

         (d) a description of all material farmouts,  farmins and joint ventures
made  during  the  period  of  the  report,   including  the  General  Partner's
justification for the arrangement and a description of the material terms;

         (e) the computation of oil and gas proved reserves described in Paragraph (c) of Section 7.5.

The  General  Partner  shall  also  deliver   necessary   income  tax  reporting
information to the Unitholders within 75 days after the close of the Partnership's fiscal year, which information shall include a separate section specifying those items necessary for a Unitholder to determine the amount of his depletion allowance with respect to Partnership properties.

Section 7.3.      Annual Reports of Operations

         The General Partner shall furnish the Unitholders with (i) annual reports of the Partnership's operations which shall include, to the extent not provided in the annual report described in Section 7.2, a detailed statement of all transactions between the Partnership and the General Partner and its affiliates during the preceding fiscal year, showing the amounts and the consideration and reimbursements involved and (ii) a written attestation from the Partnership's independent public accountants that the method used to allocate Direct Costs and Administrative Costs was consistent with the method described in these Articles and that the total amount of such Costs allocated did not materially exceed the amounts actually incurred by the General Partner.

Section 7.4.      Other Reports

         (a) The General Partner will furnish the Unitholders with quarterly Partnership cash receipts and disbursement statements.

         (b) The General Partner will make available to the Unitholders, upon request, copies of reports filed by the Partnership with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

         (c) The General Partner will furnish the Unitholders with, and concurrently therewith file with the Office of the Commissioner of Corporations of the State of California, annual and semi-annual reports meeting the requirements of Section 260.140.128.3 of Title 10 of the California Code of Regulations.

Section 7.5.      Access To and Preservation of Records

         (a) The General Partner shall permit access to all records of the Partnership for inspection and copying at the Partnership's office, upon reasonable notice, during normal business hours, to any Limited Partner and/or his accredited representatives. Notwithstanding the foregoing, the General Partner may keep logs, well reports and other drilling data confidential for a reasonable period of time.

         (b) The General Partner shall maintain and preserve all accounts, books and other relevant Partnership documents during the term of the Partnership and for four years thereafter.

         (c) The General Partner will compute the Partnerships' total proved reserves of oil and gas, the dollar value thereof at then existing prices and each Unitholder's interest in such reserve value annually. The reserve computations will be based primarily upon engineering reports prepared by qualified independent petroleum consultants or engineers selected by the General Partner. They will include, where practicable, an estimate of the time required for the extraction of such reserves and the present worth of such reserves, with a statement that, because of the time period required to extract such reserves, the present value of revenues to be obtained in the future is less than if immediately receivable. The General Partner will provide to the Unitholders a computation and estimate of reserves of the Partnership as soon as possible and in no event more than 90 days after the occurrence of an event other than normal production leading to a reduction of such reserves of more than 10%.

         (d) The Partnership shall keep and maintain at its principal office, and upon five days written request by any Partner shall make available for inspection and copying (at the cost of the requesting Partner) at the Partnership's registered office during ordinary business hours, each of the following:

                  (i) An alphabetical list, updated at least quarterly, of the full name, last known business address or home address, business or home telephone number and the Partnership interest of each Partner and the rights of each Partner to vote. On request, a copy of such list will be furnished to any limited partner or his representative within 10 days of the request and upon payment of reasonable reproduction and mailing costs. The purpose for which a Partner may request a copy of the list include, without limitation, matters relating to Partners' voting rights under the Partnership and the exercise of Partners' rights under Federal proxy laws. If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the list as requested, the General Partner shall be liable to any Partner requesting the list for the costs, including attorneys fees, incurred by that Partner for compelling the production of the list, and for actual damages suffered by any Partner by reason of such refusal or neglect. It shall be a defense to any such claim that the actual purpose and reason for the request for inspection or for a copy of the list is to secure the list of Partner or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Partner in connection with the affairs of the Partnership. The General Partner may require the Partner requesting the list to represent that the list is not requested for a commercial purpose unrelated to the Partner's interest in the Partnership. The remedies provided by this Section 7.5 to Partners requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Partners under Federal law, or the laws of any state;

                  (ii) A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any amendment has been executed;

                  (iii) Copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three (3) most recent years; and

                  (iv)  Copies  of  any  then  effective   written   partnership
         agreement and of any financial statements of the Partnership for the three (3) most recent years.

         (e) The General Partner shall cause to be maintained records of the information upon which was based the determination of the suitability of a Unitholder to invest in each Predecessor Partnership that commenced operations on or after September 11, 1990 of which he or she was a limited partner, for a period of six years from the commencement of operations of each such Predecessor Partnership.

Section 7.6.      Additional Information Regarding Tax Basis

         To the extent the General Partner is required to determine the adjusted tax basis of any Partnership property with respect to which the Code requires that records of such adjusted tax basis be kept and maintained by the Unitholders, the General Partner may request information regarding such adjusted tax basis from the Unitholders, in writing, and each Unitholder shall furnish such information to the General Partner within 90 days after said request is mailed by the General Partner.

                                    ARTICLE 8

                    Rights and Obligations of the Unitholders

Section 8.1.      Liability of Unitholders

         Except as may otherwise be provided under applicable state law, no Unitholder shall be personally liable for any of the debts of the Partnership or any of the losses thereof in excess of his capital investment and his share of the undistributed net profits of the Partnership, anything to the contrary in these Articles notwithstanding. No Unitholder shall (i) take part in the management of the business or transact any business for the Partnership; (ii) have the power to sign for or to bind the Partnership; or (iii) be paid any salary or have a drawing account.

Section 8.2.      Transfer of Units

         FOR CALIFORNIA INVESTORS ONLY: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

         (a) Except as otherwise provided in these Articles, a Unitholder may assign, pledge or transfer his Units, but no such assignment, pledge or transfer shall be made or given effect unless it is in compliance with applicable securities laws, and no such assignment, pledge or transfer shall release a Limited Partner from his obligations under these Articles.

         (b) No assignment or transfer may be made, other than to the General Partner or by operation of law, unless the transferor assigns all of his Units in the Partnership or after such transfer the transferor will own at least $2,500 of Units ($2,000 for Individual Retirement Accounts or Keogh Plans) and the transferee will own at least $2,500 of Units ($2,000 for Individual Retirement Accounts or Keogh Plans). In addition, no assignment or transfer may be made unless the transferor has first reported to the General Partner the name, address and taxpayer identification number of the transferee; the amount of Units to be acquired by the transferee; the date on which the Units are to be acquired; the transferee's name; and whether or not the transferee is (i) an individual citizen of the United States over 21 years of age or (ii) a corporation organized under the laws of the United States or a partnership or other association all of the members of which are such citizens of such age, which corporation or association is authorized and otherwise duly qualified to hold federal and other oil and gas leases, other real and personal property and interests therein or (iii) a fiduciary that would qualify under (i) or (ii) above and that is acting for beneficiaries that would so qualify or are non-alien minors.

         (c) The General Partner shall have the right to refuse to recognize any sale, exchange, or other transfer of Units if it believes that such transfer occurred on a secondary market or the substantial equivalent thereof within the meaning of Section 7704 of the Code.

         (d) Subject to the foregoing restrictions, the General Partner shall recognize the assignment of Units as of the last day of the calendar quarter following receipt of notice of such assignment and all documentation required by
Section 8.3.

         (e) For purposes of these Articles, any transfer of Units or any rights attributable thereto, whether voluntary or by operation of law, shall be considered an assignment of Units.

         (f) The General Partner shall be the Limited Partner of record with respect to all Units held by Unitholders who are not admitted to the Partnership as Limited Partners; provided, however, that any voting rights to which such Unitholders would be entitled were they Limited Partners will be exercised by the General Partner in proportion to the votes cast by Unitholders who are Limited Partners.

Section 8.3.      Transfer Documents Required

         (a) The sale or assignment of Units by a Unitholder shall not be effective until the assignor and assignee execute all such certificates and other documents and perform all such acts as the General Partner may deem appropriate to preserve the limited liability of the Unitholders and the tax status of the Partnership after the completion of such sale or assignment. The assignor and assignee of Units shall each represent to the General Partner that the sale, exchange, or other transfer of Units did not, to the best of their knowledge, occur on a secondary market or the substantial equivalent thereof (within the meaning of Section 7704 of the Code), unless the General Partner, in its sole discretion, waives such requirement. Upon the request of any Unitholder, the General Partner will provide appropriate forms for the assignment of Units, including a copy of the statement such Unitholder is required to provide to an assignee under ss. 6112 of the Code and the regulations promulgated thereunder, if applicable, to inform such assignee of the requirement that such assignee either maintain a list of subsequent transferees or designate the General Partner to do so on his behalf.

         (b) A Person who is the assignee of Units of a Unitholder, but who does not become a "Substituted Limited Partner", as described in Section 8.5, and desires to make a further assignment of such Units, shall be subject to all the provisions of this Article 8 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Units held by him.

Section 8.4.      Death or Incapacity of Unitholders

         If a Unitholder dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or, if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights and obligations of a Unitholder for the purpose of settling or managing his estate and such power as the incapacitated Unitholder possessed to assign all or any part of the Units held by him and to join with such assignee in satisfying conditions precedent to such assignee becoming a Substituted Limited Partner. The death or incapacity or bankruptcy of a Unitholder shall not dissolve the Partnership.

Section 8.5.      Substituted Limited Partners

         (a) Subject to receipt of the consent of the General Partner, each Limited Partner shall have the right to substitute a purchaser, assignee, transferee, donee, heir, legatee or other recipient of his Units as a Limited Partner in his place. The General Partner's consent may be withheld in the General Partner's sole discretion, but only if the transfer occurred on a secondary market or the substantial equivalent thereof (within the meaning of Section 7704 of the Code), would jeopardize the status of the Partnership as a partnership for federal income tax purposes, would cause a termination of the Partnership within the meaning of Section 708(b) of the Code, or would violate, or cause the Partnership to violate, any applicable law or governmental rule or regulation. The General Partner shall be entitled to rely on the advice of counsel in making such a determination. In addition, the General Partner's consent may be withheld in the event the new Unitholder does not agree or is unable to make the representations, warranties, certifications, covenants, agreements and designations set forth and referred to in Section 10.1. Any such consent by the General Partner shall be binding and conclusive. When the substitution of a Limited Partner becomes effective, the assigning Limited Partner shall be relieved of his obligations under these Articles to the extent permitted by law with respect to the assigned Units. The Substituted Limited Partner must reimburse the Partnership for filing fees and other expenses of the substitution or addition.

         (b) By executing these Articles, each Limited Partner shall be deemed to have consented to any substitution to which the General Partner consents.

         (c) A Limited Partner may assign all or any undivided portion of his right to receive distributions (including distributions of capital) from the Partnership without having his assignee substituted as a Limited Partner in his place, provided (i) the transfer did not occur on a secondary market or the substantial equivalent thereof (within the meaning of Section 7704 of the Code) or the General Partner, in its sole discretion, waives such requirement, (ii) the transfer would not cause a termination of the Partnership under Section
708(b) of the Code, jeopardize the tax status of the Partnership as a partnership, or violate or cause the Partnership to violate any law or governmental regulation; (iii) such assignment shall not release the assigning Limited Partner from any of his liabilities under these Articles; (iv) if two or more persons are to receive such distributions, such persons, if the General Partner so requests, shall jointly designate one agent to whom such distributions are to be made for their account; (v) the requirements of Paragraph (b) of Section 8.2 have been met; and (vi) the General Partner has received a certified copy of such assignment.

         (d) The General Partner shall amend its records at least once each calendar quarter to effect the substitution of Limited Partners, if any.

Section 8.6.      Voting Rights

         (a) By vote of a majority in interest of the Limited Partners, the Limited Partners may (i) amend these Articles pursuant to Section 13.1; (ii) dissolve the Partnership; (iii) approve or disapprove a Roll-up or the sale of all or substantially all of the assets of the Partnership other than in the ordinary course of the Partnership's business; (iv) remove the General Partner;
(v) provided that in the opinion of counsel for the Limited Partners such action will not violate the Act, result in the loss of any Unitholder's limited liability or adversely affect the federal income tax status of the Partnership, cancel any contract described in Paragraph (h) of Section 9.2 without penalty upon 60 days notice and (vi) elect a liquidator in the event of the dissolution of the Partnership by reason of an event of withdrawal (as defined in the Act) of the General Partner.

         (b) By a vote of two-thirds in interest of the Limited Partners, the Limited Partners may approve or disapprove the selection of an additional or successor general partner.

         (c) The General Partner will abstain from voting its Units in connection with any vote of the Limited Partners pursuant to clauses (iv) or (v) of Paragraph (a) of this Section 8.6. Notwithstanding anything to the contrary contained herein, in determining the requisite percentage in interest of the Units necessary to approve a matter in which the General Partner may not vote, any Units owned by the General Partner shall not be included. The General Partner will also abstain from voting on any matter whatsoever, those Units it acquired as a Limited Partner in liquidation of limited partnership interests in a Predecessor Partnership that were acquired by the General Partner within two years from the date of the commencement of operations of such Predecessor Partnership, if the agreement of limited partnership of such Predecessor Partnership included a provision to such effect.

         (d) Within ninety (90) days after an event of withdrawal of the General Partner, two-thirds in interest of the Limited Partners or more may, in lieu of electing a liquidator, agree in writing to continue the Partnership's business and to the appointment of a successor General Partner pursuant to Section 11.1.

         (e) If any approval of action by vote of a majority or two-thirds in interest of the Limited Partners would violate the Act or adversely affect the Limited Partners' limited liability or the Partnership's tax status but, in the opinion of the aforementioned counsel, the same approval upon unanimous consent would not, such action may be taken upon receipt of such unanimous approval.

         (f) The General Partner, as general partner, will concur in any vote of the Limited Partners taken under this Section 8.6 and shall execute an amendment to the Certificate and any other documents required to give effect to such action unless the effect of the action would be to increase the liability or obligations of the General Partner or affect its rights and interests in profits, losses and capital of the Partnership or alter federal income tax allocations under these Articles.

         (g) In connection with any vote of the Limited Partners to approve or disapprove a Roll-up pursuant to paragraph (a) of this Section 8.6, if a majority of the Limited Partners who vote on the matter, other than the General Partner, vote to disapprove the Roll-up, the Roll-up will not be approved.

         (h) Any opinion of counsel  required  pursuant to Paragraphs  (a)(v) or
(e) of this Section 8.6 shall be paid for by the Partnership.

Section 8.7.      Consents, Meetings and Submissions to Limited Partners

         (a) Any vote or consent required by these Articles may be given (i) by a written consent of the consenting Partner prior to, at the time of, or after the doing of the act or thing for which the consent is solicited, or (ii) by the affirmative vote by the consenting Partner to the doing of the act or thing for which the consent is solicited at any meeting called and held pursuant to Paragraph (b) of this Section 8.7 to consider the doing of such act or thing.

         (b) Any matter, including those matters referred to in Section 8.6, with respect to which the consent of the Limited Partners is solicited may be considered at a meeting of the Partners at which a quorum consisting of at least a majority in interest of all Limited Partners is present in person or by proxy, provided such meeting is held not less than 30 nor more than 60 days after notification thereof shall have been given by the General Partner to all Partners; provided, however, that the date for notice of such a meeting may be extended for a period of up to 60 days, if in the opinion of the General Partner such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by the Securities and Exchange Commission or other regulatory authorities. Such notice (i) may be given by the General Partner, in its discretion, at any time, and (ii) shall be given by the General Partner within 15 days after receipt by it of a request for a meeting to consider a matter referred to in Section 8.6 endorsed in writing by not less than 10% in interest of the Limited Partners. Any request so endorsed and submitted to the Limited Partners by the General Partner may be accompanied by the recommendations of the General Partner as to adoption of the proposed action and/or the opinion of counsel referred to in Section 8.6 and such other information as the General Partner deems appropriate. Such meeting shall be held either at the principal office of the Partnership or the General Partner or such other location as shall be specified by the General Partner.

         (c) The General Partner shall give all the Limited Partners notice of any proposal or other matter required by any provision of these Articles or by law to be submitted for the consideration and approval of the Limited Partners. Such notice shall include any information required by the relevant provisions of these Articles or by law.

     (d) The General Partner may, in accordance with the provisions of the Act, fix, in advance, a date as the record date for determining the Partnership's Limited Partners with regard to any Partnership action or event and, in particular, for determining the Limited Partners entitled:

     (i) to be notified of or to vote at any meeting of the Partners or any adjournment thereof or to consent in writing to any action without a meeting; or

     (ii) to receive payment of any distribution or allotment of any right.

     (e) On any matter requiring a vote by or the consent of the Limited Partners, the Limited Partners' respective interests shall be determined in accordance with their sharing ratios; provided, however, that if the General Partner is required to abstain from voting any of its Units pursuant to Paragraph (b) of Section 8.6 on any matter, then for the purpose of determining the Limited Partners' respective interests for that matter, the Limited Partners' sharing ratios shall be determined by treating such Units as though they were not owned by any Partner of the Partnership.

Section 8.8.      Exchange for Assets

         (a) Transferees of Units that have been presented by a Limited Partner pursuant to Article 6 will have the right, at the sole option of the General Partner and at such time as the General Partner shall approve, to surrender such Units in exchange for the pro rata share of Partnership net assets attributable to such Units. The pro rata share of Partnership net assets attributable to Units shall be assigned subject to a pro rata share of all liens and other encumbrances burdening such assets. Such pro rata share shall be that percentage of Partnership net assets which would have been distributed to the holder of such Units if the Partnership had been liquidated pursuant to the provisions of
Article 11 immediately prior to the exchange.

         (b) If 25% or more of the Units in the Partnership are exchanged for a pro rata share of Partnership net assets pursuant to Paragraph (a) of this
Section 8.8, then the General Partner will submit to a vote of the Limited Partners a proposal to dissolve the Partnership and liquidate pursuant to
Section 11.2.

Section 8.9.      Purchase of Units by General Partner

         If at any time the General Partner determines that any representation, warranty, certification, covenant, agreement or designation made by or requested of a Unitholder to the General Partner was false when made, has been breached, or would be false if made at a later time, or that a Unitholder is otherwise not qualified to hold interests in federal oil and gas leases, or otherwise jeopardizes the Partnership's tax status or the limited liability of other Unitholders, then the General Partner, or any person designated by the General Partner, shall have the right, but not the obligation, to purchase the Units of such Unitholder at a price equal to the most recent purchase price therefor determined in accordance with Article 6, or, such purchase occurs prior to the first determination of a purchase price pursuant to Article 6, at a price equal to the "exchange value" of such Units in the Consolidation, or if a trading market for the Units has developed such that no such price has been determined as of the preceding December 31, at the then current market price for such Units.

Section 8.10.     Appraisal and Compensation

         (a) In connection with a proposed roll-up, the appraised value of all Partnership properties and other assets will be determined by an Independent Expert selected by the General Partner as of a date immediately prior to the announcement of the proposed roll-up transaction. If the appraisal is to be included in a prospectus used to offer the securities of a roll-up entity, the appraisal will be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement for such offering. The appraisal of such properties and other assets will assume an orderly liquidation of Partnership assets over a 12 month period. The terms of the engagement of the Independent Expert will clearly state that the engagement is for the benefit of the Partnership and its Partners. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to the Limited Partners in connection with the proposed roll-up.

         (b) In connection with a proposed roll-up, the person sponsoring the roll-up shall offer the Limited Partners who vote "no" on the proposal the choice of (1) accepting the securities of the roll-up entity offered in the proposed roll-up; or (2) one of the following: (A) remaining as a Limited
Partner in the Partnership on the same terms and conditions as existed previously; or (B) receiving cash in an amount equal to the Limited Partner's pro-rata share of the appraised value determined under Paragraph (a) of this
Section 8.10, except that in the event that any Partnership Properties or other assets are sold to provide cash to pay such Limited Partners, there shall be made such adjustments to the appraised value as may be necessary to give effect to the prices actually received in lieu of the appraised value of the Partnership properties and other assets that are sold.

         (c) The Partnership will not participate in any proposed roll-up which would result in the Limited Partners having fewer democracy rights in the roll-up entity than those provided for in these Articles. If the roll-up entity is not a limited partnership, the democracy rights of the equity owners in the roll-up entity will correspond to the democracy rights provided for in these Articles to the greatest extent possible.

         (d) The Partnership will not participate in any proposed roll-up which includes provisions which would operate to materially impede or frustrate the accumulation by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity). The Partnership will not participate in any proposed roll-up which would limit the ability of the equity owners of the roll-up entity to exercise the voting rights of their securities of the roll-up entity on the basis of the share of the total equity of the roll-up entity held by such equity owners.

         (e) The Partnership will not participate in any proposed roll-up in which the equity owners of the roll-up entity will have rights of access to the records of the roll-up entity less extensive that those provided for in these Articles.

         (f) The Partnership will not participate in any proposed roll-up in which any of the costs of the transaction will be borne by the Partnership if the roll-up is not approved by the Limited Partners.

                                    ARTICLE 9

                  Rights and Obligations of the General Partner

Section 9.1.      Powers of the General Partner

         The General Partner shall have full, exclusive and complete discretion to manage and control the business and operations of the Partnership and shall have power and authority to do all things necessary or advisable for such purpose. By way of illustration and not by way of limitation, the General Partner shall have full power and authority to acquire, sell, exchange, transfer and abandon properties, products and facilities in the ordinary course of the Partnership's business, to invest Partnership funds temporarily in investments having a prudently obtainable yield, to borrow money and to grant security interests in Partnership assets, to procure and maintain such insurance as may be available, in such amounts and covering such risks as are, in its sole judgment, appropriate, to cause the Partnership to purchase Units as provided in
Article 6, to cause the Partnership to become a participant or a general or limited partner in one or more joint ventures, partnerships or other enterprises formed to conduct business of the sort in which the Partnership may engage, and, if not in the ordinary course of the Partnership's business, then with the approval of a majority in interest of the Limited Partners, to sell or otherwise dispose of all or substantially all of the assets of the Partnership.

Section 9.2.      Certain Transactions

         The General Partner may engage in the following kinds of transactions on behalf of the Partnership and the Unitholders with any Person, whether or not such Person is the General Partner or is an affiliate of the General Partner, subject to the following limitations:

         (a) The General Partner may enter into operating agreements covering Partnership properties pursuant to a model form operating agreement issued by the American Association of Petroleum Landmen and an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America customary and usual for the geographic area in which the properties are located. The consideration to be received by the General Partner or any Person that is an affiliate of the General Partner for acting as operator shall include a charge for Direct Costs and Administrative Costs, but may not be in excess of the competitive rate or duplicative of any consideration or reimbursement received pursuant to the other provisions of these Articles. The General Partner may not benefit itself by interpositioning itself between the Partnership and the actual provider of operator services.

         (b) Neither the General Partner nor its affiliates shall sell, transfer or convey any property to or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Unitholders. Any purchase from the General Partner or its affiliates (other than an affiliated limited partnership, in which the economic interest of the General Partner is substantially similar to or less than its economic interest in the Partnership) must be consistent with the objectives of the Partnership.

                  (i) If the property to be sold to the Partnership by the General Partner or any of its affiliates has been held for less than two (2) years and there have not been significant expenditures made in connection with the property, any such purchase (other than from an affiliated limited partnership in which the economic interest of the General Partner is substantially similar to or less than its economic interest in the Partnership) must be made at Cost, as adjusted for intervening operations, unless the General Partner has reason to believe that such adjusted Cost is materially more than the fair market value of such property, in which case such purchase shall be made at fair market value.

                  (ii) If the property to be sold to the Partnership by the General Partner or any of its affiliates has been held for less than six (6) months and there have not been significant expenditures made in connection with the property, any purchase from an affiliated limited partnership in which the economic interest of the General Partner is substantially similar to or less than its economic interest in the Partnership will be at Cost, as adjusted for intervening operations, unless the General Partner has reason to believe that such adjusted Cost is materially more than the fair market value of such property, in which case such purchase shall be made at fair market value.

                  (iii) Any other purchase from the General Partner or its affiliates (including limited partnership affiliates) will be at not more than fair market value.

                  (iv) Any sale, transfer or conveyance of an undeveloped leasehold interest from the Partnership to the General Partner or an affiliate of the General Partner, other than an affiliated limited partnership, must be made at the higher of Cost or fair market value.

                  (v) Other than a transfer in connection with farmouts or joint ventures made in compliance with this Section 9.2, any sale, transfer or conveyance of an undeveloped leasehold interest to an affiliated limited partnership formed for the purpose of drilling on undeveloped leasehold interests must be made at Cost, unless the General Partner has cause to believe that Cost is materially more than the fair market value of such property, in which case such transfer should be made for a price not in excess of its fair market value; provided however, if the Partnership has held the property for more than two years and the economic interest of the General Partner in the affiliated limited partnership is substantially similar to, or less than, its economic interest in the Partnership, the transfer may be made at fair market value.

                  (vi) Any sale, transfer, or conveyance of a producing property from the Partnership to the General Partner or an affiliate, other than an affiliated limited partnership in which the economic interest of the General Partner is substantially similar to or less than its economic interest in the Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value.

                  (vii) Except in connection with farmouts or joint ventures made in compliance with this Section 9.2, a transfer of any type of property from the Partnership to an affiliated production purchase or income program limited partnership must be made at fair market value if the property has been held for more than six (6) months or there have been significant expenditures made in connection with the property. Otherwise, if the General Partner deems it to be in the best interest of the Partnership, the transfer may be made at Cost, as adjusted for intervening operations.

Except as provided in the preceding sentence, any determination of fair market value as required by the provisions of this Paragraph (b) of Section 9.2 must be supported by an appraisal from an Independent Expert selected by the General Partner on behalf of the Partnership. Such opinion and any associated supporting information must be maintained in the records of the Partnership for at least six (6) years.

         (c) A development well may be drilled on undeveloped leasehold interests acquired by the Partnership in the vicinity of producing properties purchased by the Partnership when, in the opinion of the General Partner, the drilling of such a well is warranted. Undeveloped leasehold interests not in the vicinity of producing properties purchased by the Partnership subsequently may be sold.

         (d) Except as provided in this  Section  9.2 (in  particular  Paragraph
(b)), the Partnership shall not purchase properties from or sell properties to any other affiliated limited partnership. This prohibition, however, shall not apply to purchase of property through participation in joint ventures with the General Partner and/or such affiliated limited partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially proportionate to their respective participation in the joint venture and the compensation arrangement or any other interest or right of either the General Partner or its affiliates is substantially similar in each affiliated limited partnership, or, if different, the aggregate compensation of the General Partner and its affiliates associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the General Partner and/or its affiliates could receive if the property were separately owned or retained by either one of the limited partnership affiliates. In addition, there will be no duplication or increase in organization and offering expenses, compensation to the General Partner,

Partnership expenses or other fees and costs; there will be no substantive alteration in the fiduciary and contractual relationship between the General Partner and the Unitholders; and there will be no diminishment in the voting rights of the Limited Partners.

         (e) The General Partner may farm out the Partnership's interests in oil, gas and other properties. However, the General Partner may not farm out any well for the primary purpose of avoiding payment of costs relating to such well allocable to the General Partner pursuant to these Articles or unless the General Partner exercising the standard of a prudent operator, determines that
(i) the Partnership lacks sufficient funds to drill the well and cannot obtain suitable alternative financing for such drilling; (ii) the property has been downgraded by events occurring after its acquisition by the Partnership so that drilling would no longer be desirable for the Partnership; (iii) drilling on the property would result in an excessive concentration of Partnership funds creating in the General Partner's opinion undue risks to the Partnership; or
(iv) the best interests of the Partnership would be served by the farmout. If the drilling of a Partnership well is farmed out, the Partnership will obtain or retain such economic interests and concessions as a reasonably prudent operator would or could obtain or retain under the circumstances.

         (f) The General Partner may, on behalf of the Partnership, borrow money, either unsecured or secured by Partnership assets and income. Any loan to the Partnership by the General Partner or an affiliate of the General Partner will bear interest in an amount which shall not exceed the lesser of (i) the General Partner's or such affiliate's interest cost from time to time during the term of such loan, (ii) the rate which would be charged to the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purposes or (iii) the maximum lawful rate. The General Partner may not receive points or other financing charges or fees, regardless of amount, on any loans it may make to the Partnership. When two or more Partnerships participate in the same transaction and financing is obtained for the benefit of all of the participants, the Partnership shall become liable to pay only its pro rata share of the loan, and its interest in the properties purchased shall be mortgaged only as security for the share of the loan for which it becomes liable. Notwithstanding the provisions of this Paragraph, no creditor of the Partnership shall have or acquire as a result of making any nonrecourse loan to the Partnership any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured party. The Partnership shall not make loans or advance payments to the General Partner or any of its affiliates except that affiliates may make advance payments where necessary to secure tax benefits of prepaid drilling costs. These payments, if any, shall not include nonrefundable payments for completion costs prior to the time that a decision is made that the well or wells warrant a completion attempt. The General Partner may not pledge any Partnership properties as security for loans to the General Partner or its affiliates.

         (g) The General Partner may render or obtain geological, geophysical, engineering, land, legal, operating and other technical services, studies, evaluations, bookkeeping, accounting, data processing, reporting and similar services relating to the conduct of the Partnership's operations and the business affairs of the Unitholders. If any such service, study or evaluation is rendered by the General Partner or obtained from an affiliate of the General Partner, the price paid by the Partnership therefor shall not exceed the Cost incurred in providing the service, study or evaluation.

         (h) Each contract other than these Articles relating to a transaction between the Partnership and the General Partner or an affiliate of the General Partner other than an affiliated limited partnership shall contain a provision which shall permit cancellation of the contract by the Partnership without penalty, on not less than 60 days prior written notice, upon the vote in favor of termination by a majority in interest of the Limited Partners. Any contract terminated by the General Partner or an affiliate shall require 60 days advance notice in writing to the Limited Partners.

         (i) In the event natural gas or oil produced by the Partnership is transported through a pipeline or other transportation facility owned by the General Partner or an affiliate of the General Partner, the General Partner or such affiliate will transport such natural gas or oil for the Partnership on the best terms made available to any third party. If the General Partner or an affiliate renders any oil field or other services or sells or leases to the Partnership any equipment or related supplies, then, if the General Partner or such affiliate is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment or supplies to a substantial extent to other persons in the oil and gas industry, the compensation, price or rental therefor paid by the Partnership shall be competitive with the compensation, price or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership, and if the General Partner or such affiliate is not so independently engaged in such business, then the compensation, price or rental paid by the Partnership shall be the Cost of such services, equipment or supplies to the General Partner or such affiliates or the competitive rate which could be obtained in the area, whichever is less.

         (j) The General Partner will not take any action with respect to the assets or property of the Partnership which does not benefit primarily the Partnership as a whole, including the utilization of funds of the Partnership as compensating balances for the benefit of the General Partner and future commitments of production. No rebates or give-ups may be received by the General Partner or any of its affiliates nor may the General Partner or any of its affiliates participate in any reciprocal business arrangements which would circumvent this Section 9.2. The General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

         (k) The General Partner will not use Partnership funds to prove up properties in the geological prospect areas belonging to the General Partner or its affiliates.

         (l) All benefits from marketing arrangements or other relationships affecting property of the General Partner or its affiliates and the Partnership shall be fairly and equitably apportioned according to the respective interests of each. Partnership funds will not be commingled with the funds of any other entity. Notwithstanding the foregoing, the General Partner may establish a master fiduciary account pursuant to which separate subtrust accounts are maintained for the benefit of affiliated limited partnerships, provided the Partnership's funds are protected from the claims of such other limited partnerships and their creditors. The General Partner will not make any advances to the Partnership nor will the Partnership borrow any funds for the purpose of sustaining a regular pattern of distribution even though loan payment requirements, unusual Operating Costs or other expenses or temporary reductions in Partnership revenues may reduce funds available for distribution.

         (m) In connection with the participation by the Partnership in any other partnership or joint venture (multi-tier arrangement), there will not be any (i) duplication or increase in organization and offering expenses, the General Partner's compensation, Partnership expenses or other fees and costs;
(ii) substantive alteration in the fiduciary and contractual relationship between the General Partner and the Unitholders; or (iii) diminishment in the voting rights of the Limited Partners.

Section 9.3.      Indemnification

         (a) The General Partner and its affiliates shall be indemnified by the Partnership under the following circumstances and in the manner and to the extent set forth below:

                  (i) The General Partner and its affiliates shall be indemnified against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by the General Partner and its affiliates in connection with the defense of an action in the right of the Partnership to procure a judgement in its favor by reason of the General Partner being or having been a general partner in the Partnership, or in connection with an appeal therein if the General Partner or such affiliate acted in good faith and in a manner the General Partner or such affiliate reasonably believed to be in or not opposed to the best interests of the Partnership; provided, however, that no indemnification shall be provided in respect of any claim, issue or matter as to which the General Partner or its affiliates shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the Superior Court of the State of New Jersey or the court in which the proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, the General Partner or such affiliate is fairly and reasonably entitled to indemnity for the expenses as the Superior Court or any other court shall deem proper. The indemnification provided for under this Paragraph (a) shall in no case include amounts paid in settling or otherwise disposing of a threatened action, or pending action with or without court approval but shall include expenses incurred in a threatened action or pending action which is settled or otherwise disposed of without court approval, provided there is a determination upon application to the Superior Court of the State of New Jersey that in view of all circumstances of the case, the General Partner or its affiliate is fairly and reasonably entitled to indemnity for the expenses as the Superior Court shall deem proper.

                  (ii) In all cases other than actions in the right of the Partnership brought by reason of the General Partner being or having been a general partner in the Partnership, the General Partner and its affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, including reasonable attorneys' fees, and amounts paid in settlement of or incurred in connection with any claims sustained by them in connection with the Partnership provided that the same were not the result of negligence, a failure to act in good faith or misconduct on the part of the General Partner or its affiliates.

                  (iii) Notwithstanding the foregoing, the General Partner and its affiliates and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made.

                  (iv) The indemnification set forth in this Paragraph (a) shall in no event  cause a  Unitholder  to incur  any  liability  beyond  the balance in his capital account, including his share of any undistributed profits of the Partnership, nor shall it result in any liability of the Unitholders to any third party.

         The other provisions of this Paragraph (a) to the contrary notwithstanding, for so long as the same shall be prohibited by the Act, the General Partner shall not be indemnified against (1) amounts paid in settling or otherwise disposing of a threatened action, or pending action in the right of the Partnership to procure a judgment in its favor to which the General Partner has been made a party by reason of being or having been a general partner of the Partnership, or (2) the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of such action, or in connection with an appeal therein, unless the General Partner acted in good faith and in a manner the General Partner reasonably believed to be in or not opposed to the best interests of the Partnership; provided, however, that no indemnification shall be provided with respect to expenses incurred in such an action which is settled or otherwise disposed of without court approval unless there is a determination upon application to the Superior Court of the State of New Jersey that in view of all circumstances of the case, the General Partner is fairly and reasonably entitled to indemnity for the expenses as the Superior Court shall deem proper.

         (b) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division and any other applicable regulatory authority (including, in the case where a Unitholder has filed the claim as plaintiff, the applicable regulatory authority of the state in which such plaintiff was offered or sold Units) with respect to the issue of indemnification for securities law violations.

         (c) Any amounts payable pursuant to this Section 9.3 are recoverable only out of the assets of the Partnership and not from the Unitholders. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is prohibited by this Section 9.3 provided, however, that nothing contained in these Articles shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the General Partner and its affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

         (d) The advancement of Partnership funds to the General Partner or its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following are satisfied:

                  (i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, and

                  (ii) the legal action is initiated by a person who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement, and

                  (iii) the General Partner or its affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

         (e) For purposes of this Section 9.3 only, the term "affiliates" shall include only those affiliates who are performing services on behalf of the General Partner within the scope of the General Partner's authority as set forth in these Articles ("Qualified Affiliates"); provided, however, that an affiliate that is not a Qualified Affiliate whose liability is solely attributable to the nature of its relationship to the General Partner or a Qualified Affiliate (e.g., "controlling person" liability under the federal securities laws) shall be indemnified to the same extent as a Qualified Affiliate.

Section 9.4.      Transfer of General Partner's Interest

         The interest of the General Partner may not be voluntarily assigned nor another General Partner admitted without the consent of a majority in interest of the Limited Partners; provided, however, that the General Partner may assign its interest in the Partnership without such consent and substitute as General

Partner (i) another corporation in connection with a merger or consolidation or a transfer of all or substantially all of the assets of the General Partner with or to such corporation, provided that such corporation assumes all of the obligations of the General Partner with regard to the Partnership and has, after consummation of such transaction, a net worth equal to or in excess of the General Partner's net worth; or (ii) a parent or subsidiary of the General Partner; provided, further, that in the opinion of counsel to the Partnership, such transfer as contemplated by (i) and (ii) above would not jeopardize the status of the Partnership as a partnership for federal income tax purposes. In the event the Act is interpreted or construed to require the consent of the Limited Partners with respect to any transfer and substitution as contemplated by (i) and (ii) above, each Limited Partner shall be deemed to have consented to such transfer and substitution by becoming a party to these Articles. Nothing contained in these Articles shall be deemed to prohibit or restrict the right of the General Partner to assign its right to receive revenues from the Partnership or its right to pledge or grant a security interest in its general partner's interest in the Partnership and/or any Units it owns as security for any indebtedness or other obligation or liability or to prohibit or restrict the ability of any secured party to assert its interest in such security.

Section 9.5.      Withdrawal of General Partner

         The General Partner shall have the right to withdraw voluntarily as general partner upon 120 days prior written notice to the Unitholders. The General Partner shall pay all expenses incurred by the Partnership with respect to such withdrawal, but shall have no other liability on account of such withdrawal. Upon the sending of notice of withdrawal by the General Partner, which notice will include information concerning the General Partner's nominee for election as substituted general partner, the Limited Partners shall have the right to continue the business of the Partnership in accordance with Section 11.1; otherwise the Partnership shall dissolve pursuant to Subparagraph (a)(i) of Section 11.1, and the General Partner shall remain as general partner for the purpose of winding up the affairs of the Partnership.

Section 9.6.      Resolution of Conflicts of Interest

         (a) Unless otherwise expressly provided in these Articles, whenever a potential conflict of interest exists or arises between the General Partner or any of its affiliates, on the one hand, and the Partnership or any Unitholder, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of these Articles, of any agreement contemplated in these Articles, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of these Articles is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;
(ii) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (iii) any applicable generally accepted accounting or engineering practices or principles; and (iv) such additional factors as the General Partner determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in these Articles, however, is intended to nor shall it be construed to require the General Partner to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of these Articles or any other agreement contemplated in these Articles or a breach of any standard of care or duty imposed in these Articles or such other agreement or under the Act or any other law, rule or regulation.

         (b) Whenever these Articles or any other agreement contemplated hereby provides that the General Partner or any of its affiliates is permitted or required to make a decision in "good faith" or under another express standard, the General Partner or such affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by these Articles, any other agreement contemplated hereby or under the Act or any other law, rule or regulation.

         (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under these Articles to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

                                   ARTICLE 10

Representations and Warranties of the Partners and Power of Attorney

Section 10.1.     Representations of the Limited Partners

         Each Limited Partner has made the representations, warranties, certifications, covenants, designations and agreements set forth in the subscription agreement or agreements or the assignment or assignments of limited partnership interest pursuant to which he acquired limited partnership interests in one or more of the Predecessor Partnerships (the "acquisition instrument(s)"), which representations, warranties, certifications, covenants, designations and agreements, including without limitation the designation of the General Partner (and its duly authorized agents) as the Limited Partner's attorney-in-fact for the purposes and to the full extent provided in the acquisition instrument(s), are hereby incorporated into these Articles.

         Each Limited Partner represents, warrants, covenants and agrees as follows:

         (a) His direct and indirect interests in federal oil and gas leases, applications and offers therefor and options do not exceed 246,080 acres in any state, of which no more than 200,000 acres are under option, nor do they exceed 300,000 acres in each of the northern and southern leasing districts of Alaska, of which no more than 200,000 acres are held under option in either leasing district.

         (b) He is (i) an individual citizen of the United States over 21 years of age or (ii) a corporation organized under the laws of the United States or of any state or territory thereof or a partnership or other association organized under such laws all of the members of which are such citizens of such age, which corporation or association is authorized and otherwise duly qualified to hold federal and other oil and gas leases, other real and personal property and interests therein or (iii) a fiduciary that would qualify under (i) or (ii) above and that is acting for beneficiaries that would so qualify or are non-alien minors. A corporate Limited Partner further certifies that to the best of its knowledge, not more than 10% of the voting stock, and of all the stock, is owned or controlled by citizens or countries that deny to U.S. citizens privileges to own stock in corporations holding oil and gas leases similar to the privileges of non-U.S. citizens to own stock in corporations holding an interest in federal oil and gas leases.

         (c) Except as disclosed in a separate schedule previously delivered to the General Partner, he does not hold or own, within the meaning of ss. 318 of the Code, any Enex Resources Corporation common stock, warrants or any other securities convertible into common stock. He further covenants that he shall not, directly or indirectly, acquire any more of such stock or other securities of the General Partner or any of its affiliates without the General Partner's prior written consent and agrees to advise the General Partner in writing promptly after the disposition of any stock or securities listed in the aforementioned schedule or thereafter acquired with the prior written consent of the General Partner.

         (d) He certifies under penalty of perjury that (1) the Social Security or taxpayer Identification Number previously reported to the General Partner is his true, correct and complete Social Security or Taxpayer Identification Number and (2) he is not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

         (e) He will not file a statement under Code Section 6224(c)(3)(B) prohibiting the tax matters partner from entering into a settlement on his behalf with respect to partnership items and the General Partner is authorized to file with the Internal Revenue Service pursuant to Code ss. 6224(b) a copy of these Articles and any other document necessary to perfect the Limited Partner's waiver of rights hereunder. In addition, he hereby agrees that the General Partner shall be the person designated to maintain a master list of investors pursuant to Code ss. 6112.

         (f) He will not take any action or acquire interests that would cause any of the representations, warranties, certifications, covenants, agreements and designations made in these Articles to be false if they were made at a later time.

Section 10.2.     Representations of the General Partner

     The General Partner represents and warrants to the Partnership and to each Limited Partner that:

         (a) based upon the  representations of the Unitholders made pursuant to
Section 10.1, the Unitholders do not own, directly or indirectly within the meaning of ss. 318 of the Code, individually or in the aggregate, more than 20% of the stock of the General Partner or any of its affiliates as defined in ss. 1504(a) of the Code;

         (b) it has a net worth which is substantial, based upon the fair market value of its assets, and will use its best efforts to maintain such net worth;

         (c) the purchase of Units by the Limited Partners does not entail either a mandatory or discretionary purchase of, or option to purchase, any type of security of the General Partner or any of its affiliates as defined in
Section 1504(a) of the Code; and that it has no present plan or intention to offer any of its securities (or those of such affiliates) in exchange for the Units of any Limited Partner;

         (d) the organization and operation of the Partnership will be in accordance with these Articles and all applicable limited partnership laws;

         (e) the interest of the General Partner (or of all general partners taken together if more than one) in each material item of Partnership income, gain, loss, deduction or credit will be equal to at least one percent of each such item at all times during the existence of the Partnership; and

         (f) a creditor who makes a nonrecourse loan to a Partnership will not have or acquire at any time as a result of making such loan any direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

Section 10.3.     Power of Attorney

         Each Unitholder hereby constitutes and appoints Enex (and its duly authorized agents) his true and lawful agent and attorney-in-fact (with full power to substitute another attorney in its place and to revoke such substitution) to make, execute, swear to and acknowledge, amend, file, record, deliver and publish in his name, place and stead in any way which he could do if personally present to the extent permitted by law:

                  (a) the Certificate or any amendment of the Certificate required or permitted to be filed on behalf of the Partnership pursuant to the Act or any similar instrument required or permitted to be filed or recorded under the statutes relating to limited partnerships under the laws of any jurisdiction in which the Partnership shall engage in business;

                  (b) a counterpart of these Articles executed for the purposes of adding a Limited Partner or Partners or a general partner or substituting as a Limited Partner an assignee or assignees of a Limited Partner pursuant to Article 8;

                  (c) all certificates, documents and other instruments necessary to qualify or continue the Partnership as a limited partnership (or partnership or partnership in commendam wherein the Unitholders have limited liability) in the jurisdictions where the Partnership may be doing business, including, but not limited to, any fictitious or assumed name certificate required or permitted to be filed by or on behalf of the Partnership and any amendments to such certificates, documents or instruments which shall be appropriate in such jurisdiction;

                  (d) any other instrument which is now or which may hereafter be required by law to be filed for or on behalf of the Partnership;

                  (e) any offers to lease, leases, assignments and requests for approval of assignment, statement of citizenship, interest and holding, and any other instruments or communications now or hereafter required or permitted to be filed on behalf of the Partnership or the Partners in their capacities as such under any law relating to oil, gas or other mineral exploration or production interests in government lands;

                  (f) all assignments, conveyances and other certificates or other instruments evidencing the dissolution, termination or liquidation of the Partnership when such shall be appropriate, in each jurisdiction in which the Partnership shall do business;

                  (g) all certifications, requests for withholding adjustments, requests for credits or refunds and return of tax liability that the Partnership may be required or permitted to execute, acknowledge, swear to or file pursuant to the provisions of the Code;

                  (h) all documents for and agreements with the Internal Revenue Service to keep open the statute of limitations with respect to any Partnership items under examination by the Internal Revenue Service and to take any and all other action necessary or desirable to establish each Unitholder's liability for tax or withholding of tax, entitlement to a credit or refund of tax; and

                  (i) all instruments which the General Partner deems appropriate to reflect any amendment to these Articles, or modification of the Partnership, made in accordance with the terms of this Agreement or to carry out the purposes and business of the Partnership.

         The existence of this Power of Attorney shall not preclude execution of any such instrument by a Unitholder individually on any such matter. This is a limited Power of Attorney which may not be revoked and shall survive the assignment or transfer by a Unitholder of all or part of his Units in the Partnership and, being coupled with an interest, shall survive the death, dissolution, bankruptcy, incompetency or legal disability of a Unitholder to the extent that he may legally contract for such survival. This power may be exercised by a facsimile signature of one officer of the General Partner or any successors thereto or by listing all Unitholders for whom action is being taken pursuant to like Powers of Attorney next to the single signature of such officer. Any person dealing with the Partnership may conclusively presume and rely upon the fact that any such instrument executed by such agent and attorney-in-fact is authorized, regular and binding without further inquiry and each Unitholder hereby agrees to be bound by any representations made by the General Partner acting in good faith pursuant to this Power of Attorney. Each Unitholder shall execute and deliver to the General Partner or any successor general partner of the Partnership within five days after the receipt of a request therefor by the General Partner or any such successor general partner such further designations, powers of attorney and other instruments as the General Partner or any such successor general partner shall reasonably deem necessary.

                                   ARTICLE 11

Dissolution, Liquidation and Termination of the Partnership

Section 11.1.     Events Causing Dissolution

         (a) The happening of any one of the following events shall work an immediate dissolution of the Partnership:

      (i)   the withdrawal of the General Partner pursuant to Section 9.5;

      (ii)  the removal of the General Partner pursuant to Section 8.6;

      (iii) any other event of withdrawal (as defined in the Act) of the General Partner;

      (iv)  the sale of all or substantially all the assets of the Partnership;

      (v) the affirmative vote of a majority in interest of the Limited Partners to dissolve the Partnership;

      (vi) the expiration of the term of the Partnership as provided in Section 2.5;

      (vii) the entry of a court order or  judgment of  dissolution;
            or

      (viii) any other event which would cause a  dissolution  under the Act;

provided, however, that the Partnership shall not be dissolved (and shall not be required to be wound up pursuant to Section 11.2) by reason of an event described in clauses (i), (ii) or (iii) above (each, an "Event of Withdrawal") if, (A) at the time of the Event of Withdrawal there is at least one other general partner who agrees to carry on the business of the Partnership or (B) within ninety (90) days following the Event of Withdrawal, all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment of a successor General Partner pursuant to Paragraph (b) of this
Section 11.1.

         (b) Upon the  happening of an Event of  Withdrawal at a time when there is no other general partner who agrees to carry on the business of the Partnership, the Limited Partners shall have the right, exercisable in accordance with the provisions of Sections 8.6 and 8.7, but only within ninety
(90) days after the Event of Withdrawal, to agree in writing to continue the Partnership's business and to the appointment of a successor General Partner. Such successor General Partner shall be considered appointed upon payment to the Partnership of the contribution to the capital of the Partnership designated by the Limited

Partners and execution of an appropriate amendment to the Certificate. If the requisite agreement is not obtained within such time period, the Partnership shall be wound up and terminated pursuant to Section 11.2.

         (c) The selection of a successor  General Partner pursuant to Paragraph
(b) of this Section 11.1 shall relieve Enex of the responsibilities of General Partner and the successor General Partner shall be required to make arrangements satisfactory to Enex to remove Enex from personal liability on any existing or future Partnership liabilities or to indemnify Enex against any such liabilities and these Articles and the Certificate shall be amended to name the successor General Partner as General Partner.

         (d) Anything to the contrary in these Articles notwithstanding, a successor General Partner selected by the Limited Partners pursuant to the provisions of Paragraph (b) of this Section 11.1 shall not acquire any interest in the Partnership's profits, losses, deductions or credits, or any distributive interest in the Partnership's properties on dissolution, solely by reason of becoming a successor General Partner. In the event that a successor General
Partner is selected, Enex may retain all of its Units and, as its general partner's interest, that portion of Partnership revenues (net of allocable Operating Costs) represented by a fraction not to exceed Enex's percentage interest in Partnership revenues having as its numerator the total funds expended by the Partnership and the Predecessor Partnerships and allocated to the General Partner and as its denominator the total funds expended by the Partnership and the Predecessor Partnerships. The remainder of Enex's original general partner's interest in the Partnership but in any event not less than 20% of such interest, shall be offered for sale first to the successor General
Partner and, to the extent such offer is not accepted by the successor General Partner, to the Partnership. The purchase price shall be based upon an evaluation by an Independent Expert, which shall be selected by mutual agreement of both Enex and the successor General Partner. In the event they are unable so to agree, a member of the American Arbitration Association designated by Enex shall select the firm, which selection shall be binding on both parties. The purchase price of the interest to be sold shall be determined by such firm on the same basis as that used in determining the purchase price for Units pursuant to Article 6.

         (e) If the successor General Partner or the Partnership or either of them have not purchased any portion of Enex's general partner's interest within sixty (60) days after the successor General Partner's appointment, then promptly thereafter there shall be distributed to Enex in lieu of its general partner's interest in the Partnership:

                  (i) a fractional undivided share of all of the Partnership's working interests and other Partnership properties equal to its percentage interest in Partnership revenues, subject to its allocable portion of the mortgages or other burdens, if any, on such properties; and

                  (ii) an amount in cash equal to its percentage interest in Partnership revenues, multiplied by the value of all other Partnership assets then on hand, less a proportionate share of unsecured Partnership indebtedness, if any, with the value of such assets being determined on the same basis as the purchase price of Units pursuant to
         Article 6.

In the event the successor General Partner or the Partnership or either of them has purchased a portion of Enex's general partner's interest, then the percentage share of other properties and of cash distributable to Enex pursuant to this Paragraph (e) shall be reduced proportionately.

         (f) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate has been canceled and the assets of the Partnership have been distributed as provided in Section 11.2.

         (g) Except for the right of this Partnership to use the present Partnership name, the right to use or grant the use of the name "Enex", "Enex Resources" or derivations thereof shall remain exclusively that of Enex Resources Corporation.

Section 11.2.     Liquidation

         (a) If the Partnership shall be dissolved for any reason, no further business shall be conducted by the Partnership except for the taking of such action as shall be necessary for the preservation of Partnership property, to conduct an accounting of the Partnership's assets, liabilities and operations to the date of dissolution, for the winding up of the affairs of the Partnership and for the distribution of its assets to the Unitholders pursuant to the provisions of this Section. Upon such dissolution, the General Partner, or, if the Partnership be dissolved by reason of an Event of Withdrawal of the General Partner, such other Person as may be elected by the Limited Partners in accordance with the provisions of Sections 8.6 and 8.7, shall act as liquidator. The liquidator, whether the General Partner or another Person, may be paid a reasonable fee for acting as such. The liquidator shall have full power to sell, assign and encumber any or all of the Partnership assets.

         (b) Upon the winding up and termination of the business and affairs of the Partnership, its assets shall, to the extent practicable, be sold, the proceeds allocated to the Partners in accordance with Article 4 hereof and the Partners' capital accounts adjusted accordingly. Such proceeds and remaining assets shall be subsequently distributed as follows:

                  (i) all of the Partnership's debts and liabilities to Persons other than the Partners and Unitholders shall be paid and discharged in their order of priority, as provided by law;

                  (ii) all of the Partnership's debts and liabilities to the Partners and Unitholders shall be paid and discharged;

                  (iii)  any  unused   contributions   to  the  capital  of  the
         Partnership shall be distributed to the contributing Partners and Unitholders; and

                  (iv) any remaining cash and other assets of the Partnership shall be distributed to the Partners and Unitholders in proportion to and in payment of the positive balances in their respective capital accounts, with the effect of bringing such capital accounts to zero. If the General Partner has a deficit in its capital account, it shall be required to restore such account to a zero balance. The restoration of any such deficit must be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days after the date of such liquidation.

         (c) A Unitholder shall look solely to the assets of the Partnership for the return of his capital investment, and if Partnership properties and other Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his capital investment, he shall have no recourse against the General Partner or any liquidator or other Unitholder. The General Partner may, if it so desires, purchase Partnership properties or other Partnership assets upon liquidation at the greater of the highest possible bona fide offer received therefor or the value thereof as determined by an Independent Expert and/or other appropriate independent appraiser(s) selected by the General Partner or other liquidator, as the case may be, in its sole discretion; provided at least 15 days advance notice of such proposed sale has been given to the Unitholders.

                                   ARTICLE 12

Right of The General Partner to Conduct Similar Operations

         Neither the General Partner nor any of its affiliates is required to devote its exclusive efforts toward activities in which the Partnership participates. Subject to the provisions of Section 9.2, the General Partner or its affiliates shall have the right to acquire, explore, develop and produce oil, gas and other mineral properties and to develop and manage and operate additional oil, gas and other mineral properties acquired at any time.
Furthermore, the General Partner is not prevented from engaging in other business transactions with purchasers of Partnership production, which transactions may be facilitated by such sales.

                                   ARTICLE 13

                                   Amendments

Section 13.1.     Proposal and Adoption of Amendments Generally

         (a) Proposed amendments to these Articles shall be adopted pursuant to the provisions of Sections 8.6 and 8.7; provided, however, that no amendment may, without the prior written approval of all Partners, (i) enlarge the obligations of any Partner under these Articles, (ii) enlarge the liability of the General Partner to the Unitholders, (iii) result in the loss of any Limited Partner's limited liability, (iv) amend this Article 13 or Articles 4, 5, 6 or 7 of these Articles, or (v) adversely affect the Partnership's status as a "partnership" for federal income tax purposes. The date of adoption of an amendment pursuant to this Article 13 shall be the date on which the General Partner shall have received the requisite consent of the Limited Partners. Any proposed amendment which is not adopted may be resubmitted. In the event any proposed amendment is not adopted, any written consent received with respect thereto shall become void and shall not be effective with respect to any resubmission of the proposed amendment.

         (b) The General Partner shall, within a reasonable time after the adoption of any amendment to these Articles, make any filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any amendment to the Partnership's Certificate or other instrument or similar document.

Section 13.2.     Amendments on Admission or Withdrawal of Partners

         (a) If these Articles or the Certificate shall be amended to reflect the admission, substitution or withdrawal of a Limited Partner, the amendment shall be signed by the General Partner and the person to be substituted or added or his attorney-in-fact.

         (b) If these Articles or the Certificate shall be amended to reflect the removal or withdrawal of the General Partner and the continuation of the business of the Partnership and the admission of a successor General Partner or the admission of a substituted general partner, such amendment shall be signed by the original General Partner, the Limited Partners or their attorney(s)-in-fact and the successor General Partner or substituted General Partner.

         (c) If the Certificate shall be amended to reflect the withdrawal or admission of a Partner, such amendment shall be signed by the party or parties required by the Act.

Section 13.3.     Amendments Relating to Preservation of Limited Liability

         (a) The General Partner shall have the authority to amend these Articles without any vote or other action by the Limited Partners for the sole purpose of forming, qualifying or continuing the Partnership as a limited partnership  (or  a  partnership  or  partnership  in  commendam  in  which  the
Unitholders have limited liability) in all jurisdictions in which the Partnership conducts or plans to conduct business.

         (b) The General  Partner  shall have the power and  authority  to amend
Article 8 to provide for and allow the automatic substitution of a deceased Limited Partner's heirs or devisees as Substituted Limited Partners in accordance with the Act and Article 2882 of the Civil Code of the State of Louisiana; provided, however, the General Partner's power and authority to make such amendment is conditioned upon the Partnership having first received a ruling from the Internal Revenue Service or an opinion of tax counsel, acceptable to the General Partner, that such amendment will not cause the Partnership to lose its classification as a partnership for federal income tax purposes. The General Partner may elect to cause or not to cause the Partnership to be qualified as a partnership in commendam if the Partnership does not receive the ruling from the Internal Revenue Service or such opinion of tax counsel required above. If such a ruling or opinion is obtained, the General Partner will proceed to effect the above stated amendment to these Articles pursuant to the power of attorney contained in these Articles prior to causing the Partnership to conduct business in the State of Louisiana. If such a ruling or opinion is not obtained, the General Partner will not amend these Articles but, in its discretion, may cause the Partnership to be qualified as a partnership in commendam if the General Partner determines the potential risk to the Partnership to be acceptable.

Section 13.4.     Amendments Without Approval by Limited Partners

         In addition to any amendments otherwise authorized in these Articles, these Articles may be amended from time to time by the General Partner without the consent of any of the Limited Partners (i) to add to the representations, duties or obligations of the General Partner, or to surrender any right or power granted to the General Partner, for the benefit of the Limited Partners, (ii) to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, to correct any typographical errors or to make any other provisions with respect to matters or questions arising under these Articles which will not be inconsistent with the provisions of these Articles, and (iii) to delete or add any provisions from or to these Articles required to be so deleted or added by the Securities and Exchange Commission or any other federal agency or by a state "blue sky" commissioner or similar official, which addition or deletion is deemed by the Commission, or such agency or official to be for the benefit or protection of the Unitholders; provided, however, that no amendment shall be adopted pursuant to this Section 13.4 unless the adoption thereof (i) is for the benefit of or not adverse to the interests of the Limited Partners, (ii) is consistent with Article 9, (iii) does not alter the respective aggregate interest of the General Partner or the Limited Partners in profits or losses or in cash distributions of the Partnership; and (iv) does not, in the opinion of counsel to the Partnership, by its terms, adversely affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

                                   ARTICLE 14

                            Miscellaneous Provisions

Section 14.1.     Notices

         All notices or other communications required or permitted to be given pursuant to these Articles shall be in writing and shall be considered as properly given or made if mailed from within the United States by first class mail, postage prepaid, or if telegraphed, by prepaid telegram, and addressed, if to the General Partner, to Enex Resources Corporation, 800 Rockmead Drive, Suite 200, Three Kingwood Place, Kingwood, Texas 77339, and if to a Unitholder, to the address set forth in the records of the Partnership. Any Unitholder may change his address by giving notice in writing to the General Partner, and the General Partner may change its address by giving such notice to all Partners. Any such newly designated address shall be such Partner's or Unitholder's address for the purpose of all notices or other communications required or permitted to be given pursuant to these Articles ten days after notice is given.

Section 14.2.     Exchange Offers

         Any offer made by, or at the direction of, the General Partner or any of its Affiliates to Limited Partners to exchange their interests in the Partnership for another security shall be governed by (i) the provisions of the North American Securities Administrators Association, Inc. Guidelines for the Registration of Oil and Gas Programs or comparable regulations or guidelines adopted by state securities administrators as in effect at the time of such offer and (ii) any other federal or state registration requirements in effect at the time of such offer.

Section 14.3.     Binding Provisions

         The covenants and agreements contained in these Articles shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

Section 14.4.     Applicable Law

         These Articles shall be construed and enforced in accordance with the laws of the State of New Jersey without reference to the principles of conflicts of laws; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 14.4.

Section 14.5.     Execution and Counterparts

         Subject to acceptance by the General Partner, execution of any instrument the execution of which, by its terms, is intended to constitute execution of these Articles (an "Execution Instrument"), shall constitute execution of these Articles for all purposes. These Articles and each such Execution Instrument (all of which are hereby expressly incorporated by reference with the same effect as if set forth at length herein) may be executed in several counterparts, all of which together shall constitute one binding agreement on all parties hereto, notwithstanding that all parties have not signed the same counterpart, except that no counterpart shall be binding unless signed by the General Partner. Any signature may be by an attorney-in-fact.

Section 14.6.     Severability of Provisions

         If for any reason any provision of these Articles which is not material to the purpose or business of the Partnership is determined to be invalid and contrary to any existing or future law or governmental regulation, such invalidity shall not impair the operation of or affect those portions of these Articles that are valid.

Section 14.7.     Entire Agreement

         These Articles and the aforementioned Execution Instruments constitute the entire agreement among the parties relating to the Partnership. These Articles supersede any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth in these Articles.

Section 14.8.     Gender and Number

         The gender and number used in these Articles are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, or are corporate or other form, and the singular shall likewise include the plural.

Section 14.9.     Headings

         Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of these Articles as set forth in the text.

Section 14.10. Partition

         Each party waives the benefit of any provisions of law which may provide for partition of real or personal property and agrees that he will not resort to any action at law or in equity to partition any property subject to these Articles.

         IN WITNESS WHEREOF, these Amended Articles of Limited Partnership have been executed on this _____ day of ______________, 199___.


                            GENERAL PARTNER
                             Enex Resources Corporation

ATTEST:


                       By
                             (Assistant) Secretary
                             (Vice) President


                             ADDITIONAL LIMITED PARTNERS
                             By Enex Resources Corporation, as attorney-in-fact for each of the Limited Partners pursuant to a power of attorney in its possession which authorizes it to execute the foregoing instrument.

ATTEST:


                       By
                            (Assistant) Secretary
                            (Vice) President



                            WITHDRAWING (ORIGINAL) LIMITED
                            PARTNER




                            Enex L.P. Corp.

ATTEST:






                       By
                           (Assistant) Secretary
                           (Vice) President

                            OATHS AND ACKNOWLEDGMENTS


                                     }
STATE OF TEXAS
                                        SS.:
COUNTY OF MONTGOMERY


      On this _____ day of ___________, 198__, before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared _____________________ who resides at ___________ _____________________ to me known and known to me to be [a Vice] President of Enex Resources Corporation ("Enex") and who, being first duly sworn, upon his oath stated and acknowledged to me that the foregoing Amended Articles of Limited Partnership ("Articles") were executed by him before me in such capacity for and on behalf of Enex, that the statements made in the Articles are true to the best of his knowledge, information and belief, that the Articles are the free act and deed of Enex and that execution thereof was by virtue of the authority duly vested in or granted to him by Enex.

      This day sworn to and subscribed before me, and in witness whereof I have hereunto set my hand and affixed my official seal on the day, month and year first above written.

[Notarial Seal]

                      ----------------------------------------------
                                           Notary Public

My Commission Expires:

                                     }
STATE OF TEXAS
                                        SS.:
COUNTY OF MONTGOMERY

      On this _____ day of ___________, 198__, before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared _____________________ who resides at ___________ _____________________ to me known and known to me to be [a Vice] President of Enex Resources Corporation ("Enex") and who, being first duly sworn, upon his oath stated and acknowledged to me that the foregoing Amended Articles of Limited Partnership ("Articles") were executed by him before me in such capacity for and on behalf of Enex, which executed the Articles as attorney-in-fact for each limited partner whose name is set forth on Schedule A to the Articles pursuant to each such limited partner's power of attorney, that the statements made in the Articles are true to the best of his knowledge, information and belief, that the Articles are the free act and deed of Enex and that execution thereof was by virtue of the authority duly vested in or granted to him by Enex.

      This day sworn to and subscribed before me, and in witness whereof I have hereunto set my hand and affixed my official seal on the day, month and year first above written.

[Notarial Seal]

                     ----------------------------------------------
                                          Notary Public

My Commission Expires:


                                     }
STATE OF TEXAS
                                        SS.:
COUNTY OF MONTGOMERY


      On this _____ day of ___________, 198__, before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared _____________________ who resides at ___________ _____________________ to me known and known to me to be [a Vice] President of Enex L.P. Corp. ("Enex") and who, being first duly sworn, upon his oath stated and acknowledged to me that the foregoing Articles of Limited Partnership ("Articles") were executed by him before me in such capacity for and on behalf of Enex, that the statements made in the Articles are true to the best of his knowledge, information and belief, that the Articles are the free act and deed of Enex and that execution thereof was by virtue of the authority duly vested in or granted to him by Enex.

      This day sworn to and subscribed before me, and in witness whereof I have hereunto set my hand and affixed my official seal on the day, month and year first above written.

[Notarial Seal]

                 ----------------------------------------------
                                      Notary Public

My Commission Expires: